INDENTURE OF MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT,
                 FINANCING STATEMENT, FIXTURE FILING AND
            ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS
                        Dated as of  July 1, 1998
                                  from
      RIVERGATE MALL LIMITED PARTNERSHIP, THE VILLAGE AT RIVERGATE
      LIMITED PARTNERSHIP, HICKORY HOLLOW MALL LIMITED PARTNERSHIP
         AND THE COURTYARD AT HICKORY HOLLOW LIMITED PARTNERSHIP
                         each having an address
                  c/o CBL &Associates Properties, Inc.
                       6148 Lee Highway, Suite 300
                      Chattanooga, Tennessee 37421

                        collectively, as Grantor

                                   to
                         GEORGE THOMAS KIRK, JR.
               a resident of Williamson County, Tennessee
                          having an address c/o
                   Lawyers Title Insurance Corporation
                            424 Church Street
                  Suite 200, Nashville, Tennessee 37219
                               as Trustee
                           for the benefit of
                       MIDLAND LOAN SERVICES, INC.
                          having an address at
                          210 West 10th Street
                       Kansas City, Missouri 64105

                             as Beneficiary
____________________________________________________________________________
         Prepared and drafted by and after recording, return to:
                Skadden, Arps, Slate, Meagher & Flom LLP
                            919 Third Avenue
                        New York, New York 10022
                   Attention: Martha Feltenstein, Esq.

The Maximum Principal Indebtedness for Tennessee Recording Tax Purposes is
                              $182,700,000.

                              TABLE OF CONTENTS

     1.   Definitions . . . . . . . . . . . . . . . . . . . . . . 9

     2.   Warranty. . . . . . . . . . . . . . . . . . . . . . . .30

     3.   Payment and Performance of Obligations Secured. . . . .32

     4.   Negative Covenants. . . . . . . . . . . . . . . . . . .32

     5.   Insurance . . . . . . . . . . . . . . . . . . . . . . .34

     6.   Condemnation and Insurance Proceeds . . . . . . . . . .39

     7.   Impositions, Liens and Other Items. . . . . . . . . . .46

     8.   Funds for Taxes and Insurance . . . . . . . . . . . . .48

     9.   License to Collect Rents. . . . . . . . . . . . . . . .50

     10.  Security Agreement. . . . . . . . . . . . . . . . . . .51

     11.  Transfers, Indebtedness and Subordinate Liens . . . . .52

     12.  Maintenance of Trust Estate; Alterations; Inspection;
          Utilities . . . . . . . . . . . . . . . . . . . . . . .58

     13.  Legal Compliance. . . . . . . . . . . . . . . . . . . .61

     14.  Books and Records, Financial Statements, Reports and Other
          Information . . . . . . . . . . . . . . . . . . . . . .62

     15.  Compliance with Leases and Agreements . . . . . . . . .65

     16.  Beneficiary's Right to Perform. . . . . . . . . . . . .67

     17.  Grantor's Existence; Organization and Authority . . . .67

     18.  Protection of Security; Costs and Expenses. . . . . . .68

     19.  Management of the Trust Estate. . . . . . . . . . . . .69

     20.  Remedies. . . . . . . . . . . . . . . . . . . . . . . .70

     21.  Application of Proceeds . . . . . . . . . . . . . . . .77

     22.  CERTAIN WAIVERS . . . . . . . . . . . . . . . . . . . .78

     23.  Notice of Certain Occurrences . . . . . . . . . . . . .78

     24.  Trust Funds . . . . . . . . . . . . . . . . . . . . . .78

     25.  Taxation. . . . . . . . . . . . . . . . . . . . . . . .79

     26.  Notices . . . . . . . . . . . . . . . . . . . . . . . .79

     27.  No Oral Modification. . . . . . . . . . . . . . . . . .79

     28.  Partial Invalidity. . . . . . . . . . . . . . . . . . .80

     29.  Successors and Assigns. . . . . . . . . . . . . . . . .80

     30.  Governing Law . . . . . . . . . . . . . . . . . . . . .80

     31.  Certain Representations, Warranties and Covenants . . .81

     32.  No Waiver . . . . . . . . . . . . . . . . . . . . . . .86

     33.  Non-Recourse Obligations. . . . . . . . . . . . . . . .86

     34.  Further Assurances. . . . . . . . . . . . . . . . . . .88

     35.  Estoppel Certificates . . . . . . . . . . . . . . . . .88

     36.  Intentionally Omitted . . . . . . . . . . . . . . . . .88

     37.  INDEMNIFICATION BY GRANTOR. . . . . . . . . . . . . . .88

     38.  Release of Property . . . . . . . . . . . . . . . . . .91

     39.  Rating Agency Monitoring. . . . . . . . . . . . . . . .92

     40.  Environmental Matters . . . . . . . . . . . . . . . . .92

     41.  Intentionally Omitted.. . . . . . . . . . . . . . . . .94

     42.  Counterparts. . . . . . . . . . . . . . . . . . . . . .94

     43.  Merger, Conversion, Consolidation or Succession to Business of
          Beneficiary . . . . . . . . . . . . . . . . . . . . . .94

     44.  No Endorsement. . . . . . . . . . . . . . . . . . . . .95

     45.  Intentionally Omitted . . . . . . . . . . . . . . . . .95

     46.  Defeasance. . . . . . . . . . . . . . . . . . . . . . .95

     47.  Defeasance Collateral Account . . . . . . . . . . . . .97

     48.  Reserves. . . . . . . . . . . . . . . . . . . . . . . .98

     49.  Substitute or Successor Trustee . . . . . . . . . . . 101

     50.  Liability of Trustee. . . . . . . . . . . . . . . . . 102

     51.  Beneficiary and Trustee . . . . . . . . . . . . . . . 102

     52.  As to Property in Tennessee . . . . . . . . . . . . . 105

     53.       Intentionally Omitted. . . . . . . . . . . . . . 107

     54.  Liability of Assignees of Beneficiary . . . . . . . . 107

     55.  Securitization. . . . . . . . . . . . . . . . . . . . 107



     EXHIBIT A           Legal Description of Properties
     EXHIBIT B           Environmental Reports
     EXHIBIT C           Subordination, Nondisturbance and Attornment
     Agreement
     EXHIBIT D      Form of Rent Roll
     EXHIBIT E      Form of Sales Report

     SCHEDULE 1     Allocated Loan Amounts
     SCHEDULE 2     Operating Agreements
     SCHEDULE 3     Deferred Maintenance Items
     SCHEDULE 4     Specified Properties

             (1)INDENTURE OF MORTGAGE, DEED OF TRUST,
____________________
             SECURITY AGREEMENT, FINANCING STATEMENT,
                   FIXTURE FILING AND ASSIGNMENT
              OF LEASES, RENTS AND SECURITY DEPOSITS


               THIS INDENTURE OF MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (herein, together with all amendments and supplements thereto, this "Mortgage"), dated as of July 1, 1998, is made by RIVERGATE MALL LIMITED PARTNERSHIP ("Rivergate"), THE VILLAGE AT RIVERGATE LIMITED PARTNERSHIP ("Village"), HICKORY HOLLOW MALL LIMITED PARTNERSHIP ("Hickory Hollow") and THE COURTYARD AT HICKORY HOLLOW LIMITED PARTNERSHIP ("Courtyard"), each a Delaware limited partnership (collectively, "Grantor"), having an address c/o CBL & Associates Properties, Inc., 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421, to George Thomas Kirk, Jr., a resident of Williamson County, Tennessee, and having an address c/o Lawyers Title insurance Company, 424 Church Street, Suite 200, Nashville, Tennessee 37219 ("Trustee"), for the benefit of Midland Loan Services, Inc., a Delaware corporation, having an address at 210 West 10th Street, Kansas City, Missouri 64105, Attention: MCF Closing Department, together with its successors and assigns, "Beneficiary"). The parties hereto acknowledge that simultaneously herewith, Beneficiary will assign this Mortgage to Merrill Lynch Mortgage Capital, Inc., a New York corporation, having an address at World Financial Center, North Tower, IBK Real Estate Department, 250 Vesey Street, New York, New York 10281, and Connecticut General Life Insurance Company, a Connecticut corporation, having an address at c/o CIGNA Investments, Inc., S319, 900 Cottage Grove Road, Hartford, Connecticut 06152,
     Attention: Real Estate Investment Servicing who jointly hereafter are "Beneficiary" for the purposes of this Mortgage.

     1This instrument covers property which is or may become so affixed to real property as to become fixtures and also constitutes a fixture filing under section 47-9-402 of the Tennessee Code Annotated.

                            W I T N E S S E T H :

               WHEREAS, Grantor is the record and beneficial owner of the fee simple interests in the four Properties (as defined below), located on and comprising the land described in Exhibit "A-1- A-4" attached hereto (collectively, the "Land"); and

               WHEREAS, Beneficiary has agreed to make loans to Grantor in the principal amount of One Hundred Eighty-Two Million Seven Hundred Thousand Dollars ($182,700,000) (collectively, the "Loan"), which Loan shall be evidenced by (i) that certain Class A Mortgage Note, of even date herewith (together with all amendments, modifications, supplements, restatements, substitutions and replacements thereof or thereto, the "Class A Note"), executed by Grantor in favor of Beneficiary in the principal face amount of One Hundred Thirty-Six Million Eight Hundred Thousand Dollars ($136,800,000), payable as specified therein, with a maturity date of August 1, 2008 or if such date is not a Business Day, on the next preceding Business Day (the "Maturity Date") or such earlier date as may be required under the terms of the Class A Note; and (ii) that certain Class B Mortgage Note, of even date herewith (together will all amendments, modifications, supplements, restatements, substitutions and replacements thereof or thereto, the "Class B Note"), executed by Grantor in favor of Beneficiary in the principal face amount of Forty-Five Million Nine Hundred Thousand Dollars ($45,900,000), payable as specified therein, with a maturity date of the Maturity Date or such earlier date as may be required under the terms of the Class B Note (the Class A Note and the Class B Note being referred to herein collectively as the "Notes"); and

               WHEREAS, the indebtedness evidenced by the Notes and the other obligations of Grantor set forth in the other Loan Documents (as defined below) shall be secured by this Mortgage and the other Loan Documents; and

               WHEREAS, Grantor and Beneficiary intend these recitals to be a material part of this Mortgage.

               NOW, THEREFORE, in consideration of the Loan to Grantor evidenced by the Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Beneficiary hereby agree as follows:

               TO SECURE:

                    (i) payment and performance of all covenants, conditions, liabilities and obligations of Grantor to Beneficiary contained in, and payment of the indebtedness evidenced by, the Notes plus all interest payable thereunder; and

                    (ii) payment and performance of all covenants, conditions, liabilities and obligations contained in this Mortgage and any extensions, renewals or modifications hereof; and

                    (iii) payment and performance of all covenants, conditions, liabilities and obligations of Grantor contained in the Assignment of Leases, Rents and Security Deposits, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Assignment of Leases"), between Grantor, as assignor, and Beneficiary, as assignee, and the Cash Collateral Account, Security, Pledge and Assignment Agreement, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Cash Collateral Agreement"), among Grantor, as borrower, LaSalle National Bank, as securities intermediary, and Beneficiary, as lender; and

                    (iv) payment and performance of all covenants, conditions, liabilities and obligations of Grantor contained in each of the other Loan Documents (as defined below); and

                    (v) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by Beneficiary pursuant to the Notes, this Mortgage or such other Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Notes (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i)-(iv) above and this clause (v), collectively, the "Indebtedness"); and

                    (vi) payment of the Indebtedness together with the payment and performance of all other covenants, conditions, liabilities and obligations described and set forth in clauses (i)-(v) above and in this clause (vi), collectively, the "Obligations."

                              GRANTING CLAUSES

               NOW, THEREFORE, THIS MORTGAGE WITNESSETH: that Grantor, in consideration of the premises, the Indebtedness secured by the Notes, the acceptance by Beneficiary of the trusts created hereby, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned and (b) by these presents does hereby grant and create a first priority Lien (as defined below), subject to the Permitted Encumbrances and the provisions hereof and of the other Loan Documents, on and security interest in, and does hereby MORTGAGE, WARRANT, GRANT A SECURITY INTEREST IN, GRANT, BARGAIN, SELL, ALIENATE, RELEASE, CONFIRM, CONVEY, PLEDGE, ASSIGN, TRANSFER AND SET OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and use of Beneficiary and its successors and assigns forever, in the trusts created hereby all its estate, right, title and interest now owned or hereafter acquired in, to and under any and all the property (collectively, the "Trust Estate") described in the following Granting Clauses:

                    (A)  the Land;

                    (B) all of Grantor's right, title and interest in and to the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Land (the "Improvements");

                    (C) all of Grantor's right, title and interest, if any, in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Land, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder, (ii) all air, lateral support, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Land and/or Improvements, (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Land, and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Land (collectively, the "Appurtenances");

                    (D) all of Grantor's right, title and interest in and to all of the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever, and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Land, or any part thereof, and used in connection with the use, ownership, management, maintenance, enjoyment or operation of the Land in any present or future occupancy or use thereof and now owned or leased or hereafter owned or leased (to the extent permitted by the applicable Lease) by Grantor including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment, boilers, dynamos, stokers, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, stoves, ranges, refrigerators, dishwashers, cabinets, office equipment, furniture and furnishings, partitions, ducts and compressors (other than equipment and personal property of tenants of the Land or the Improvements, or any part thereof) (hereinafter collectively called "Building Equipment"), and Grantor agrees to execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the Uniform Commercial Code of the applicable State in which a Property is located (the "UCC")) as may be reasonably requested by Beneficiary to confirm the lien of this Mortgage on any Building Equipment or any Intangible;

               All such right, title and interest of Grantor in and to each of the four sets of parcels of the Land, Grantor's interest in and to the Improvements and Building Equipment located thereon and such other property with respect thereto described in the foregoing Granting Clauses is herein called a "Property" and all such Properties are herein collectively called the "Properties."

                    (E) all of Grantor's right, title and interest as lessor or licensor, as the case may be, in, to and under all leases, underlettings, concession agreements and licenses of the Properties, or any part thereof, now existing or hereafter entered into by Grantor including, without limitation, any cash and securities deposited thereunder (collectively, the "Leases"), the grant of such cash and securities hereunder being expressly subject to the provisions of the applicable Leases, and all of Grantor's right, title and interest, subject to the provisions of Section 9, in the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases or otherwise arising from the use or enjoyment of all or any portion of the Properties (collectively, the "Rents");

                    (F)  subject to the provisions of Section 6
          hereof, all of Grantor's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments hereafter made to Grantor for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Properties, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Properties, whether direct or consequential, which said awards and payments are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Beneficiary may determine in accordance with the provisions of this Mortgage without regard to the adequacy of Beneficiary's security hereunder and notwithstanding the fact that the amount thereof may not then be due and payable, and toward the payment of reasonable counsel fees, costs and disbursements incurred by Beneficiary in connection with the collection of such awards or payments; and Grantor hereby agrees, upon request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Beneficiary, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than the Permitted Encumbrances;

                    (G)  subject to the provisions of Section 6
          hereof, all of Grantor's right, title and interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Grantor to the extent the same insure the Properties and any other insurance policies required to be maintained pursuant to Section 5 hereof to the extent the same insure the Properties including, without limitation, liability insurance policies and Grantor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Trust Estate, or any part thereof, into cash or liquidated claims including, without limitation, proceeds of casualty insurance, title insurance (other than liability insurance) or any other insurance maintained on or with respect to the Properties;

                    (H) all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and Appurtenances to, the Properties, hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Properties, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, to the extent permitted by law, without any further mortgage, conveyance, assignment or other act by Grantor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein;

                    (I) all of Grantor's right, title and interest in, to and under, to the extent the same may be encumbered or assigned by Grantor pursuant to the terms thereof without occurrence of a breach of default thereunder or a violation under applicable law, and without impairment of the validity or enforceability thereof, (i) any Operating Agreements (as defined below) and all contracts and agreements relating to the Properties (other than the Leases), and other documents, books and records related to the ownership and operation of the Properties; (ii) to the extent permitted by law, all consents, licenses (including, to the extent permitted by law, any licenses held by Grantor permitting the sale of liquor at any of the Properties the transfer and/or assignment of which is permitted by law without filing or other qualification), warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Properties; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; (iv) all such other contracts and agreements (other than the Leases) from time to time executed by Grantor relating to the ownership, leasing, construction, maintenance, operation, occupancy or sale of the Properties, together with all rights of Grantor to compel performance of the terms of such contracts and agreements; and (v) subject to the terms of the Cash Collateral Agreement, the Accounts (as defined below) and any funds in such Accounts from time to time (it being understood that at such time as Grantor shall withdraw any amounts from any Accounts in accordance with the provisions of the Cash Collateral Agreement, the same shall cease to constitute part of the Trust Estate);

                    (J) to the extent the same may be encumbered or assigned by Grantor pursuant to the terms thereof and to the extent permitted by law, all of Grantor's right, title and interest in, to and under escrows, documents, instruments, and general intangibles, as the foregoing terms are defined in the UCC, in any case which now or hereafter relate to, are derived from, or are used in connection with the Properties, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Properties or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the property described in the foregoing paragraphs (F), (G),
          (H), (I) and this paragraph (J), the "Intangibles"); and

                    (K) all of Grantor's right, title and interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof.

               TO HAVE AND TO HOLD THE TRUST ESTATE hereby conveyed, or mentioned and intended so to be, whether now owned or held or hereafter acquired, subject only to the Permitted Encumbrances, unto Trustee (subject to the provisions of Section 51 hereof) for the benefit and use of Beneficiary, its successors and assigns, forever, upon the terms and conditions set forth herein.

               IN TRUST FOREVER, WITH POWER OF SALE (to the extent permitted by applicable law), upon the terms and trusts set forth herein and to secure the performance of, and compliance with, the obligations, covenants and conditions of this Mortgage and the other Loan Documents all as herein set forth.

               PROVIDED ALWAYS, that if Grantor shall pay in full the Indebtedness according to the terms of the Notes, then this Mortgage and the estate hereby granted shall cease, terminate and become void; provided, however, that this Mortgage and the estate hereby granted shall be reinstated and shall be in full force and effect as though the same had not so ceased, terminated and become void in the event that Beneficiary shall be required in connection with Grantor's bankruptcy or similar proceeding to return to Grantor any payment made to Beneficiary representing all or a portion of the Indebtedness secured hereby.

               1. Definitions. Wherever used in this Mortgage, the following terms, and the singular and plural thereof, shall have the following meanings. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the
     Notes:

               Accounts: Shall mean, collectively, the Operating Accounts (as defined in the Cash Collateral Agreement), the P&I Escrow Account (as defined in the Cash Collateral Agreement), the Mortgage Escrow Account, the Capital Expenditure Reserve Account (as defined in the Cash Collateral Account) and the Tenant Improvement and Leasing Commission Reserve Account (as defined in the Cash Collateral Agreement) and any and all of Grantor's other accounts, general intangibles, chattel paper, cash or monies, wherever located, whether in the form of cash or checks, and all cash equivalents including all deposits and certificates of deposit, instruments, whether negotiable or non-negotiable, debt notes both certificated and uncertificated, repurchase obligations for underlying notes of the types described herein, and commercial paper (it being agreed that all of the foregoing must at all times qualify as Eligible Investments (as defined in the Cash Collateral Agreement)), (a) received in connection with the sale or other disposition of all or any of the Properties, (b) required pursuant to the Mortgage to be maintained by Grantor in a segregated account in trust for the benefit of Beneficiary, or (c) held by Beneficiary, but not any account maintained by Grantor or an Affiliate of Grantor or general intangibles, chattel paper, cash or monies or cash equivalents that have been disbursed to Grantor (x) in accordance with the Cash Collateral Agreement or (y) prior to the date hereof.

               Affiliate: Shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner in or managing member of, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

               Allocated Loan Amount: Shall mean the portion of the Principal Indebtedness allocated, solely for purposes of performing certain calculations hereunder, to each Property as set forth in
     Schedule 1 annexed hereto and made a part hereof, as such amounts shall be adjusted from time to time as hereinafter set forth. In the case of a Total Loss in accordance with Section 6(d) where the Proceeds are less than 125% of the Allocated Loan Amount, each Allocated Loan Amount shall be increased by an amount equal to the product of (a) the difference between 125% of the applicable Allocated Loan Amount and the Proceeds, and (b) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Indebtedness prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. All calculations made pursuant to this Mortgage with respect to an Allocated Loan Amount (including Premium or scheduled interest payments on an Allocated Loan Amount) shall be certified to Beneficiary by Grantor pursuant to an Officer's Certificate.

               Alteration:  As defined in Section 12(c) hereof.

               Approved Banks: Shall mean banks or other financial institutions which have a minimum long-term unsecured debt rating of at least "AA", or its equivalent rating, by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by two of the Rating Agencies.

               Appurtenances: As defined in Granting Clause (C) hereof.

               Assignee:  As defined in Section 54 hereof.

               Assignment of Leases: As defined in the recitals hereof.

               Beneficiary: As defined in the introductory paragraph hereof.

               Best:  As defined in Section 5(b).

               Building Equipment: As defined in Granting Clause (D) hereof.

               Business Day: Shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in the States of New York or Tennessee, are authorized or obligated by law, governmental decree or executive order to be closed.

               Cash: Coin or currency of the government of the United States of America.

               Cash and Cash Equivalents: Shall mean any or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

               Cash Collateral Agreement: As defined in the recitals hereof.

               Class A Note:  As defined in the recitals hereof.

               Class B Note:  As defined in the recitals hereof.


               Closing Date: Shall mean the date the Loan and the transactions contemplated hereby are consummated.

               Code: Shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any temporary or final regulations promulgated thereunder.

               Debt: Shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

               Debt Service: Shall mean the amount of interest and principal due and payable in accordance with the Notes during any applicable period.

               Default: Shall mean the occurrence or existence of any event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

               Default Rate: Shall have the meaning set forth in the Notes.

               Defeasance:  As defined in Section 46 hereof.

               Defeasance Collateral:  Shall mean Cash and/or
     Defeasance Eligible Investments included in the Trust Estate as collateral pursuant to Sections 38 and 46 hereof (including, without limitation, all amounts then on deposit in the Defeasance Collateral Account).

               Defeasance Collateral Account: As defined in Section 47 hereof.

               Defeasance Eligible Investments: Shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United
     States of America, the ownership of which will not cause Beneficiary to be an "investment company" under the Investment Company Act of 1940, as amended, as evidenced by an Opinion of Counsel acceptable to Beneficiary, and which qualify under section 1.860G-2(a)(8) of the Treasury regulations. All such obligations or securities shall mature or be redeemable, or provide for payments of interest there-on, on or prior to the Business Day preceding the date such amounts are scheduled to be paid under the Class A Note.

               Direct Beneficial Owner: Shall mean such Persons who own any direct ownership interest in Grantor.

               Environmental Certificate: As defined in Section 40(b) hereof.

               Environmental Claim: Shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Substances from or at the Properties, or (b) the violation, or alleged violation, of any Environmental Law, relating to the Properties.

               Environmental Event: As defined in Section 40(b) hereof.

               Environmental Laws: Shall mean all present or future federal, state and local laws, statutes, rules, ordinances, and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges, releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. sectionsection 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. sectionsection 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. sectionsection 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act),
     33 U.S.C. section 1251 et seq.; the Clean Air Act, 42 U.S.C. section
     7401 et seq.; and the Hazardous Materials Transportation Act,
     49 U.S.C. section 1801 et seq., as the same may be hereafter amended or modified.

               Environmental Reports: As defined in Section 40(a) hereof.

               ERISA:  Shall mean the Employee Retirement Income
     Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

               Events of Default: Shall mean the occurrence of any of the following, each of which shall constitute an Event of Default under this Mortgage:

               (a) (i) Failure to make any payment of interest or principal on either of the Notes when due, or (ii) failure to pay the principal balance of either of the Notes when due; or

               (b) Failure to pay any other amount payable pursuant to this Mortgage or the Notes when due and payable in accordance with the provisions hereof, with such failure continuing for ten
     (10) days after Beneficiary delivers written notice thereof to Grantor; or

               (c) (i) Failure to keep in force the insurance required by Section 5 of this Mortgage, or (ii) failure to comply with any other covenants set forth in Section 5 with such failure in this clause (ii) continuing for five (5) Business Days after Beneficiary delivers written notice thereof to Grantor; or

               (d)  Any default under the terms of Section 7(b)
     (subject to the terms of Section 7(c)) beyond any applicable time periods set forth therein, with such default continuing for five (5) days after Beneficiary delivers written notice thereof to Grantor, or the incurrence of any Debt in violation of Section 11(c) of this Mortgage or the occurrence of any Transfer in violation of Sections 11(a) or 11(b) (but subject to the terms of Section 11(d)) of this Mortgage; or

               (e) Any attempt by Grantor to assign its rights under this Mortgage, except as permitted hereunder; or

               (f) Any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement of Grantor contained herein or in any other Loan Document (other than a covenant, representation or agreement, a default in the performance or payment of or the breach of which is specifically addressed elsewhere in this definition), which default is not cured within thirty (30) Business Days after receipt by Grantor of notice from Beneficiary in writing of such breach. If cure of such default
     (a) would require performance of an Obligation other than payment of Indebtedness to Grantor and (b) cannot be effected within said thirty (30) Business Day period despite Grantor's diligence in prosecuting such cure, then, provided Grantor commences to cure within said thirty (30) Business Day period and diligently prosecutes said cure to completion, subject only to Excusable Delays, the cure period provided hereunder shall be extended to such time as may be reasonably necessary to cure the default; provided, however, that such extended period shall in no event exceed one hundred twenty (120) days plus time permitted for Excusable Delays; and provided, further, that Grantor shall provide Beneficiary with a written report and evidence of the progress of Grantor's cure efforts within 90 days after commencement of such one hundred twenty
     (120) day cure period. Notwithstanding the foregoing sentence, the cure period provided hereunder may be extended for one additional one hundred twenty (120) day period, subject to Excusable Delays, if and only if (x) such default involves breach of a covenant (as distinct from a representation) and cure of such default would require physical construction or remedial work, and (y) such cure cannot with diligence be completed within the initial one hundred twenty (120) day period. Grantor shall provide Beneficiary with an additional written report and evidence of the progress of Grantor's cure efforts within ninety (90) days after commencement of such additional one hundred twenty (120) day cure period; or

               (g) The entry by a court of (A) a decree or order for relief in respect of Grantor or its General Partner in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Grantor or its General Partner a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Grantor or its General Partner under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Grantor or its General Partner or of any substantial part of either of their respective property, or ordering the winding up or liquidation of either of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of more than ninety (90) consecutive days; or

               (h) The commencement by Grantor or its General Partner of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by Grantor or its General Partner of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by Grantor or its General Partner to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Grantor or its General Partner or of any substantial part of any of either of their respective property, or the making by Grantor or its General Partner of an assignment for the benefit of creditors, or the admission by Grantor or its General Partner in writing of its inability to pay its debts generally as they become due, or the taking of official partnership action of Grantor or corporate action of its General Partner in furtherance of any such action; or

               (i) This Mortgage or any other Loan Document or any Lien granted hereunder or thereunder shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Grantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document).

               Exculpated Parties:  As defined in Section 33 hereof.

               Excusable Delay: Shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Grantor, but lack of funds in and of itself shall not be deemed a cause beyond the control of Grantor.

               First Class: Shall mean, with respect to any Property, a standard of operation and maintenance consistent with first tier mall or shopping center properties comparable to and in the same metropolitan area as the applicable Property.

               GAAP: Shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

               General Partner: Shall mean each of (i) Rivergate Mall, Inc., the general partner of Rivergate Mall Limited Partnership,
     (ii) The Village at Rivergate, Inc., the general partner of The Village at Rivergate Limited Partnership, (iii) Hickory Hollow Mall, Inc., the general partner of Hickory Hollow Mall Limited Partnership, and (iv) Hickory Hollow Courtyard, Inc., the general partner of The Courtyard at Hickory Hollow Limited Partnership.

               Governmental Authority: Shall mean any Federal, state or local government or any other political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions.

               Grantor: As defined in the introductory paragraph hereof.

               Hazardous Substance: Shall mean any material waste or material substance which is:

               (a) included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; or

               (b) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R.
     section 172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or

               (c)  an explosive, radioactive, asbestos,
     polychlorinated biphenyl, oil or petroleum product.

               Impositions: Shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Trust Estate and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Grantor (including all income, franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Trust Estate is located), (b) the Trust Estate, or any other collateral delivered or pledged to Beneficiary in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Estate or the leasing or use of all or any part thereof. Nothing contained in this Mortgage shall be construed to require Grantor to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) Beneficiary in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

               Improvements:  As defined in Granting Clause (B) hereof.

               Indebtedness:  As defined in the recitals hereof.

               Indemnified Environmental Parties:  As defined in
     Section 40(c) hereof.

               Indemnified Parties:  As defined in Section 37 hereof.

               Independent Accountant: Shall mean Arthur Andersen LLP, or another firm of nationally recognized, independent certified public accountants selected by Grantor which is reasonably acceptable to Beneficiary.

               Independent Appraiser: Shall mean an independent appraiser which is a member of the American Institute of Real Estate Appraisers selected by Grantor and having at least five (5) years of experience in the applicable real estate market where the applicable Property is located in the valuation of properties of the type being appraised.

               Independent Architect: Shall mean an independent architect, engineer or construction consultant selected by Grantor, licensed to practice in the State where the applicable Property is located and having at least five (5) years of experience.

               Individual Threshold Amount: Shall mean, with respect to each Property, five percent (5%) of the Allocated Loan Amount therefor.

               Insurance Requirements: Shall mean all terms of any insurance policy required hereunder covering or applicable to any Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of which Grantor has notice of the national board of fire underwriters (or any other body exercising similar functions) applicable to or affecting any Property or any part thereof or any use of any Property or any part thereof.

               Intangibles:  As defined in Granting Clause (J) hereof.

               Land:  As defined in the recitals hereof.

               Leases:  As defined in Granting Clause (E) hereof.

               Legal Requirements:  As defined in Section 13(a) hereof.

               Letter of Credit: Shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Beneficiary and entitling Beneficiary to draw thereon in New York, New York, issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agency to a domestic commercial bank. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, Beneficiary shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, unless Grantor shall deliver a replacement Letter of Credit within thirty (30) days after Beneficiary delivers written notice to Grantor that such bank shall have ceased to be an Approved Bank.

               Lien: Shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance of, on or affecting the Trust Estate or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

               Loan:  As defined in the recitals hereof.

               Loan Amount: Shall mean the aggregate Principal Amount of the Loan, which initially shall be $182,700,000.

               Loan Documents:  Shall mean this Mortgage, the
     Assignment of Leases, the Cash Collateral Agreement, the Notes, and any and all other agreements, instruments or documents executed by Grantor evidencing or securing the Loan and the transactions contemplated hereby.

               Material Adverse Effect: Shall mean any event or condition that has a material adverse effect on (i) all of the Properties taken as a whole, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Grantor, or
     (iii) the ability of Grantor to repay the principal and interest of the Indebtedness as it becomes due.

               Material Alteration: Shall mean any Alteration which, when aggregated with all related Alterations constituting a single project, involves an estimated cost exceeding the Individual Threshold Amount with respect to Alterations (including the Alteration in question) being undertaken at a single Property at such time or the Threshold Amount with respect to Alterations (including the Alteration in question) being undertaken at all the Properties at such time, but in either event, excluding any Alteration for which a Tenant is obligated to pay directly.

               Maturity Date: As defined in the recitals hereof.

               Mortgage:  As defined in the recitals hereof.

               Mortgage Escrow Account: As defined in Section 8(a) hereof.

               Mortgage Escrow Amounts: As defined in Section 8(a) hereof.

               Mortgage Escrow Security:  As defined in Section 8(b),48 hereof.

               Net Operating Income: Shall mean, with respect to any period, the excess of Operating Income over Operating Expenses for such period.

               Nonconsolidation Opinion: As defined in Section 11(b) hereof.

               Nondisqualification Opinion: Shall mean an opinion of tax counsel, which shall be independent outside counsel, to the effect that a contemplated action would not materially adversely affect the federal income tax status of the REMIC, FASIT, trust or other Securitization vehicle, if any, in which the Loan may be included at the time such opinion is required.

               Nondisturbance Agreement: As defined in Section 15(d) hereof.

               Notes:  As defined in the recitals hereof.

               Obligations:  As defined in the recitals hereof.

               Officer's Certificate: Shall mean a certificate delivered to Beneficiary and signed by an officer of the General Partner of Grantor.

               Operating Agreements: Shall mean the reciprocal easement agreements, operating agreements and similar agreements affecting the ownership, use and operation of the Properties included in the Permitted Encumbrances listed on Schedule 2 hereto, as such agreements have been or may hereafter be amended, modified or supplemented.

               Operating Expenses: Shall mean, for any period, without duplication, all expenses paid or to be paid by Grantor during such period in connection with the operation, management, maintenance, repair and use of the Trust Estate, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include
     (i) all payments required to be made pursuant to any Operating Agreements, (ii) legal, accounting, appraisal and other professional fees and disbursements in connection with the Notes, and (iii) fees and expenses of Beneficiary (if any) paid by Grantor, and (iv) management fees, whether or not actually paid, equal to 3% of annual "base" or "fixed" Rent due under the Leases. Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Trust Estate or in connection with the recovery of insurance or condemnation proceeds which are applied to prepay the Notes, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant or reimbursed by the Tenant to Grantor.

               Operating Income: Shall mean, for any period without duplication, all income of Grantor during such period from the operation of the Trust Estate or, as applicable, a Property as follows:

                    (i) all amounts payable to Grantor by any Person as rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Trust Estate or, as applicable, a Property (including reimbursements and percentage rents);

                    (ii)  rent insurance proceeds; and

                    (iii) all other amounts which in accordance with GAAP are included in Grantor's annual financial statements as operating income attributable to the Trust Estate or, as applicable, a Property.

               Notwithstanding the foregoing, Operating Income shall not include (a) any condemnation or insurance proceeds (other than rent insurance proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of a Property, (c) any rent attributable to a Lease prior to the date on which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Grantor, provided such item of income is an item of expense (such as payments for utilities paid directly to a utility company) and is otherwise excluded from the definition of Operating Expenses pursuant to clause (6) of the definition thereof, or (e) security deposits received from Tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

               Opinion of Counsel: Shall mean an opinion of counsel of a nationally recognized law firm or other law firm reasonably acceptable to Beneficiary and, at any time that the Loan is included in any securitization transaction, the Rating Agencies, procured by Grantor.

               Permitted Debt:  As defined in Section 11(c) hereof.

               Permitted Encumbrances:  Shall mean:

                    (i)  Liens for Impositions not yet due and
          payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 7(c) hereof;

                    (ii) In the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business for sums not more than ninety (90) days delinquent or which are being contested in good faith in accordance with Section 7(c);

                    (iii) Easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property and other agreements not interfering in any material respect with the use or ordinary conduct of Grantor's business or any Property and not diminishing in any material respect the value of the Property or Properties to which it is attached;

                    (iv) Liens arising from filing UCC financing statements regarding leases of Building Equipment;

                    (v) From and after the date hereof, liens and judgments which have been or will be bonded or released of record within thirty (30) days after Grantor has received notice of the filing of such Lien or judgment or which are being contested in good faith in accordance with Section 7(c) hereof;

                    (vi) Those matters set forth in the "marked-up" commitment for Beneficiary's loan policy of title insurance concerning the Properties issued by the Title Company;

                    (vii) Liens in favor of Beneficiary under this Mortgage and the other Loan Documents;

                    (viii) Rights of existing and future Tenants, as tenants only, pursuant to Leases; and

                    (ix) Such other title exceptions as Beneficiary and the applicable Rating Agencies may approve in writing in their sole discretion.

               Permitted Owner: Shall mean (w) any entity as to which a Rating Agency Confirmation is issued, (x) any affiliates (i.e., under common control) of CBL & Associates Properties, Inc., (y) any pension fund with $2.5 billion of gross asset value and with at least $1 billion in gross asset value in regional shopping centers or any publicly traded real estate investment trust with a total market capitalization of not less than $2 billion, or (z) any insurance company with a long term senior unsecured debt rating of "BBB-" or its equivalent or better.

               Person: Shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, and any federal, state, county or municipal government or any political subdivision thereof.

               Principal Amount: Shall mean the aggregate principal amount of the Notes, as defined therein.

               Principal Indebtedness: Shall mean the Principal Amount payable by Grantor under the Notes.

               Proceeds:   Shall mean all of Grantor's right, title and
     interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Grantor may receive or to which Grantor may become entitled with respect to the Trust Estate or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance).

               Property Manager: Shall mean CBL & Associates
     Management, Inc. or its Affiliates.

               Properties:  As defined in Granting Clause (D) hereof.

               Property Release: Shall mean the release of the Property from the lien and security interest of Beneficiary in this Mortgage and the other Loan Documents, and the execution and delivery by Beneficiary of any agreements reasonably requested by Grantor to release and terminate or reconvey and reassign, to such Grantor; provided that such release and termination or reconveyance and reassignment shall be without recourse to Beneficiary and without any representation and warranty (except for representations and warranties as to (i) the due authorization of such release and termination or reassignment, (ii) the then outstanding Principal Indebtedness and accrued interest thereon and (iii) the fact that no assignment, transfer or other hypothecation of the Loan and the Loan Documents has previously been made) and Grantor shall be released from its obligations under the Loan Documents with respect to the Property.

               Qualifying Manager:  As defined in Section 19(a) hereof.

               Rating Agency Confirmation: Shall mean, collectively, a written affirmation from each of the applicable Rating Agencies that the credit rating by such Rating Agency of the securities secured by a pledge of the Notes immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

               Rating Agencies: Shall mean any three (3) of the following: Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Corp., Moody's Investors Services, Inc. and Fitch Investor Services, L.P. or, if such corporation shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Beneficiary, provided, however, that at any time during which the Loan is an asset of a Securitization, "Rating Agencies" shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization with respect to which Beneficiary shall have given written notice specifying such rating agencies to Grantor.

               Release Date:  As defined in Section 38 hereof.

               Renewal Lease:  As defined in Section 15(b) hereof.

               Rents:  As defined in Granting Clause (E) hereof.

               Required Opinion:   Shall mean an Opinion of Counsel,
     which opinion may contain, and be subject to, conditions, exceptions and qualifications customarily included in such opinions addressed to Beneficiary and dated as of the date of delivery to the effect that (i) the documents that purport to assign the Defeasance Collateral have been executed and delivered by Grantor and are enforceable against Grantor in accordance with their respective terms to Beneficiary, (ii) the security interest of Beneficiary for the ratable benefit of any certificateholder, with respect to the Defeasance Collateral, is a first priority perfected security interest as security for payment of the Class A Note, which opinion may contain, and be subject to, conditions, exceptions and qualifications customarily included in such opinion, and (iii) making the payment which accompanies such opinion would not constitute an avoidable preference under Section 547 of the Bankruptcy Code or under applicable state law in the event of a filing of a petition for relief under the Bankruptcy Code or such applicable state law by or against Grantor, as to the portion of the Defeasance Collateral that is equal to the fair market value of the Property being released in connection with such payment.

               Securities Intermediary: As defined in the Cash
     Collateral Agreement.

               Securitization: As defined in Section 55 hereof.

               Single Purpose Entity: Shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly, an ownership interest in the Properties, (ii) does not engage in any business unrelated to the Properties and the financing thereof, (iii) does not have any assets other than those related to its interest in the Properties or the financing thereof or any indebtedness other than as permitted by this Mortgage or the other Loan Documents, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not commingle its assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership formalities or corporate formalities, as applicable,
     (xi) maintains an arm's-length relationship with its Affiliates,
     (xii) pays the salaries of its own employees and maintains a sufficient number of employees in light of its contemplated business operations, (xiii) except as general partner of such other Person, does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiv) does not acquire obligations or securities of its partners, members or shareholders, (xv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space,
     (xvi) uses separate stationery, invoices, and checks, (xvii) does not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xviii) does and will correct any known misunderstanding regarding its separate identity,
     (xix) maintains adequate capital in light of its contemplated business operations, and (xx) has a partnership or operating agreement, certificate of incorporation or other organizational document which complies with the standards and requirements for a Single
     Purpose Entity set by the Rating Agency as of the date hereof applicable to a limited partnership (except that (i) the foregoing entities may incur liabilities as permitted under the Loan Documents (including loans between Partners in connection with the Trust
     Estate) and (ii) restrictions on amendments to any organizational documents (or, if applicable, requirements of consent of the Independent Director of any entities shall be limited to any action relating to such Person's bankruptcy, dissolution or status as a single purpose entity. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities, and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least one (1) Independent Director, and (2) the board of directors of such Person may not take any action relating to such Person's bankruptcy, dissolution or status as a single purpose entity without the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including an Independent Director, shall have participated in such vote. In addition, if such Person is a limited liability company, (1) the managing member shall be a Single Purpose Entity, (2) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that such entity will dissolve only upon the bankruptcy of the managing member, and (3) if such Person has more than one managing member, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent managing member exists. In addition, such Person which is formed or organized solely for the purpose of holding, directly, the ownership interest in the Property (1) without the unanimous consent of all of the partners, directors or members, as applicable, has not and will not with respect to itself or to any other single purpose entity that owns an interest in the Property in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for such Person or all or any portion of such Person's Property, or
     (b) take any action that might cause such Person to become insolvent, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other entity documents separate and apart from any other Person, and (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it.

               Taking: Shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Trust Estate, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting a Property or any part thereof.

               Tax Opinion: Shall mean an Opinion of Counsel to the effect that a contemplated action (a) will not result in any deemed exchange pursuant to Section 1001 of the Code of the Notes; and (b) will not adversely affect the Notes' status as indebtedness for federal income tax purposes.

               Tenant: Shall mean any Person leasing, subleasing or otherwise occupying any portion of a Property pursuant to a Lease.

               Threshold Amount:  Shall mean $10,000,000.

               Title Company:  Shall mean Lawyers Title Insurance
     Corporation.

               Total Defeasance Collateral Requirement: Shall mean with respect to a Defeasance of the Lien of this Mortgage with respect to all of the Properties, Defeasance Collateral in an amount sufficient to pay all principal indebtedness outstanding as of the date of Defeasance under the Class A Note as it becomes due and sufficient to pay scheduled interest and principal payments on the Loan. All Defeasance Collateral must mature on or before the dates when such amounts are required to be applied to pay Defeasance Debt Service Payments when due, and on or before the Maturity Date.

               Total Loss: Shall mean (i) a casualty, damage or destruction of a Property, the cost of restoration of which (calculated in accordance with the provisions of Section 6 hereof) would exceed fifty percent (50%) of the applicable Allocated Loan Amount, and with respect to which Grantor is not required, under the Leases to apply Proceeds to the restoration of such Property or (ii) a permanent Taking of twenty-five percent (25%) or more of the gross leasable area of a Property or so much of a Property, in either case, such that it would be impracticable, in Beneficiary's sole discretion, even after restoration, to operate such Property as an economically viable whole.

               Transfer: Shall mean sell, assign, convey, transfer, pledge or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, transfer, pledge or other disposition.

               Trust Estate: As defined in the Granting Clauses hereof.

               Trustee:  As defined in the recitals hereof.

               Trustees: Shall mean the Trustee, all separate trustees and co-trustees appointed pursuant to the terms hereof.

               UCC:  As defined in Granting Clause (D) hereof.

               U.S. Government Obligations: Any direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds.

               Work:  As defined in Section 6(b) hereof.

               All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Mortgage shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and section, schedule and exhibit references are to this Mortgage unless otherwise specified. The words "includes" and "including" are not limiting and mean "including without limitation."

               In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

               References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto executed in writing by all of the parties thereto and, if Beneficiary's consent was required for the original of any such document, consented to by Beneficiary. All references in this Mortgage to the plural of any document described herein shall mean all of such documents collectively.

               References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.

               The captions and headings of this Mortgage are for convenience of reference only and shall not affect the construction of this Mortgage.

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

               Grantor represents and warrants to, and covenants and agrees with, Beneficiary as follows:

               2. Warranty. (a) Grantor owns good and insurable fee simple title to the Land and the Improvements, subject only to the Permitted Encumbrances. This Mortgage upon its due execution and proper recordation is and will remain a valid and enforceable (and, with respect to all personalty (as to which security interests are governed by the UCC), upon proper recordation and the filing of a financing statement) perfected first Lien on and security interest on the Land, Improvements and such personalty subject to the Permitted Encumbrances. Grantor represents and warrants that none of the Permitted Encumbrances other than this Mortgage will result in a Material Adverse Effect with respect to (i) the ability of

     Grantor to perform its obligations under the Loan Documents or make payments of principal or interest as and when due, (ii) the marketability of title to the Trust Estate, (iii) the fair market value of the Trust Estate, or (iv) the use or operation of the Trust Estate as of the Closing Date and thereafter. Grantor will preserve its fee simple title to the Trust Estate for so long as either of the Notes remain outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

                    (b) This Mortgage and each of the Loan Documents executed by Grantor, is the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor's rights generally in effect from time to time.

                    (c)  On the date hereof, no portion of the
     Improvements at any Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored;

                    (d) Grantor has, and will maintain in effect at all times until the Indebtedness and Obligations are satisfied in full, (i) all necessary material licenses, permits, authorizations, registrations and approvals to own, use, occupy and operate each of the Properties as a shopping center; and (ii) full power and authority to carry on its business at each of the Properties as currently conducted;

                    (e) As of the date hereof, Grantor has not (i) received any written notice of any Taking or threatened Taking of any Property or any portion thereof; and (ii) not received any written notice of any violation of any such licenses, permits, authorizations, registrations or approvals from a governmental authority that materially impair the value of the Property for which such notice was given or which would affect the use or operation of any Property in any material respect;

                    (f) Each Property and the Equipment located on such Property constitutes all of the real property, equipment and fixtures currently owned by Grantor or used in the operation of the business located on such Property;

                    (g) To Grantor's knowledge, each Property has adequate access to public streets, roads or highways;

                    (h)  To Grantor's knowledge, each Property
     constitutes a separate tax lot, with a separate tax assessment, independent of any other land or improvements, except as previously disclosed to Beneficiary in writing;

                    (i) To Grantor's knowledge, all utility services necessary for the operation of each Property have been connected and are available in adequate capacities directly from utility lines and without the need for private easements not presently existing; and

                    (j)  Grantor is and shall remain a Single Purpose
     Entity.

               3. Payment and Performance of Obligations Secured. Grantor shall promptly pay when due the principal of and interest on the Indebtedness and all other payment Obligations secured by this Mortgage, all in lawful money of the United States of America, and shall further perform fully and in a timely manner all Obligations of Grantor. All sums payable by Grantor hereunder shall be paid without demand, counterclaim, offset, deduction (except as required by law) or defense. Grantor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense.

               4. Negative Covenants. Grantor covenants and agrees that it shall not:

                    (a) incur, create or assume any indebtedness for borrowed money or Transfer or lease the Trust Estate or any interest therein, except as permitted under Sections 11 and 15 hereof;

                    (b)  engage, directly or indirectly, in any
     business other than that of entering into this Mortgage and the other Loan Documents to which Grantor is a party and the ownership, management, leasing, construction, development, operation and maintenance of the Trust Estate for its present and related uses;

                    (c)  make advances (other than distributions
     under the Grantor's partnership agreements) or make loans to any Persons or entities (including Affiliates of Grantor) or hold any investments (other than Permitted Investments, Defeasance Collateral, money market funds, certificates of deposit, mutual funds and other liquid securities and Cash and Cash Equivalents) under this Mortgage;

                    (d)  partition any Property;

                    (e) commingle its assets with the assets of any of its Affiliates except in connection with the Cash Collateral Agreement (nor has Grantor so commingled its assets since becoming a Single Purpose Entity);

                    (f) guarantee any obligations of any Person or make advances (other than distributions under Grantor's partnership agreement) or loans to any Persons or entities (nor has Grantor guaranteed any obligations of any Person since becoming a Single Purpose Entity);

                    (g) amend, modify or supplement in any material respect, terminate or enter into any management agreement for any of the Properties without Beneficiary's consent not to be unreasonably withheld, and Rating Agency Confirmation, to the extent required hereunder; provided, however, no such consent from either Beneficiary or a Rating Agent Confirmation shall be required in connection with any amendment, modification or supplement that would result in more favorable terms for Grantor under the Management Agreement;

                    (h) enter into any agreement for the sale of any asset or transfer of any interest except as may be permitted hereby;

                    (i)  amend or modify any provision of its
     organizational documents without Beneficiary's consent and Rating Agency Confirmation, if and to the extent any such amendment or modification shall relate to Grantor's qualification as a Single Purpose Entity;

                    (j) dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Mortgage;

                    (k) engage in any activity that would subject it to regulation under ERISA (nor has Grantor engaged in such activity since becoming a Single Purpose Entity); or

                    (l) voluntarily file or consent to the filing of a petition for bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or similar proceeding under any Federal or state bankruptcy, insolvency, reorganization or other similar law, or otherwise seek any relief under any laws relating to the relief of debts or the protection of debtors generally, without the unanimous consent of its general partner(s), including the unanimous consent of the directors of the corporate general partner or shareholders, as the case may be, which at all times shall include the consent of the Independent Director.

               5.   Insurance.

                    (a) Insurance Coverage Requirements. During the term of this Mortgage, Grantor shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Mortgage:

                    (i) Property Insurance. Insurance with respect to the Improvements and the Building Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent Grantor from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Building Equipment (and must provide coverage of any additional costs associated with applicable Legal Requirements), and such policies shall be subject only to exclusions that are standard and customary for properties comparable to the applicable Property and acceptable to the Rating Agency and Beneficiary. The term "full insurable value" means the actual replacement cost of the Improvements and the Building Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) (but in no event less than 125% of the applicable Allocated Loan Amount) determined annually by an insurer, a recognized independent insurance broker or an Independent Appraiser selected and paid by Grantor and in no event less than the coverage required pursuant to the terms of any Lease; provided, however, if the terms of the applicable insurance policies expressly provide for insurance to be provided in the amount of the actual replacement cost of the Improvements and the Building Equipment or such policies contain a replacement cost endorsement, no such annual determination will be necessary;

                    (ii) Liability Insurance. Comprehensive general liability insurance, including bodily injury, death and property damage liability, and excess and/or umbrella liability insurance against any and all claims, including all legal liability that could be imposed upon Beneficiary, to the extent insurable, and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Properties written on a per occurrence basis with a per occurrence limit of not less than $5,000,000 and with an aggregate limit of not less than $10,000,000 per Property;

                    (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by Grantor), with respect to any work by or for Grantor performed on or about any Property;

                    (iv)  Loss of Rental Value.  Loss of "rental
          value" or "business interruption" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the loss of profits and rents sustained during the period of at least eighteen (18) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are acceptable to Beneficiary and the Rating Agency. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Grantor from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of Operating Expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied;

                    (v)  Boiler and Machinery Insurance.  To the
          extent applicable, broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment, if any, located in, on or about each Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to each Property;

                    (vi) Builder's All-Risk Insurance. During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including fire and extended coverage) and collapse of the Improvements to agreed limits as Beneficiary may request, in form and substance acceptable to Beneficiary.

                    (vii) Flood Insurance. If any Improvement on any Property is located within an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance if available, in an amount equal to the lesser of the Loan Amount and the maximum limit of coverage available with respect to the Property, acceptable to Beneficiary, but in no event greater than replacement cost, provided, however, that if flood insurance shall be unavailable from private carriers at commercially reasonable premiums, flood insurance provided by the federal or state government, if available;

                    (viii)  Other Insurance.  At Beneficiary's
          reasonable request, such other insurance, including but not limited to earthquake insurance, with respect to the Trust Estate against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to the Properties, and, in the case of earthquake coverage, from insurers that are generally acceptable to such institutional lenders, but not including environmental insurance.

                    (b) Ratings of Insurers. Grantor will maintain the insurance coverage described in Section 5(a) above, in all cases, with one or more domestic primary insurers having both (x) a claims-paying-ability rating by the Rating Agency of not less than "AA" or its equivalent, and (y) an Alfred M. Best Company, Inc. ("Best") rating of "A" or better and a financial size category of not less than IX. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the state where the Property insured is located.

                    (c)  Form of Insurance Policies; Endorsements.
     All insurance policies shall be in such form and with such endorsements as are comparable to the forms of, and endorsements to, Grantor's insurance policies in effect on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of First Class properties comparable to and in the general vicinities of the Properties. A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Beneficiary and originals or certified copies of all such policies shall be delivered to Beneficiary when the same are available and shall be held by Beneficiary. Grantor shall deliver to Beneficiary annually, simultaneously with the renewal of the insurance policies required hereunder, an Officer's Certificate stating that the insurance policies required to be delivered to Beneficiary pursuant to this
     Section 5(c) are maintained with insurers who comply with the terms of Section 5(b) hereof, setting forth a schedule describing all premiums required to be paid by Grantor to maintain the policies of insurance required under this Section 5, and stating that Grantor has paid such premiums to the extent due and payable. All such policies shall name Beneficiary as an additional named insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Beneficiary as and to the extent set forth in Section 6 hereof, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Beneficiary notwithstanding the negligent or willful acts or omissions of Grantor; (ii) a waiver of subrogation endorsement in favor of Beneficiary; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Grantor, Beneficiary or any other named insured, additional insured or loss payee, except for the willful misconduct of Beneficiary knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of First Class properties comparable to and in the general vicinities of the Properties, but in no event in excess of $250,000, except in the case of earthquake coverage, for all applicable Properties, for which such deductible shall not be in excess of that generally required by institutional lenders on loans of similar amounts secured by comparable properties; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least thirty (30) days' prior written notice to Beneficiary, in each instance. Certificates of insurance with respect to all replacement policies shall be delivered to Beneficiary not less than ten (10) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Beneficiary promptly after Grantor's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Grantor fails to maintain and deliver to Beneficiary the certificates of insurance required by this Mortgage, upon five (5) Business Days' prior notice to Grantor, Beneficiary may, in accordance with the provisions of Section 8 hereof, procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness.

                    Beneficiary shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Grantor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

                    (d)  Compliance with Insurance Requirements.
     Grantor shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Grantor on or with respect to any part of any Property pursuant to this Section 5. Notwithstanding anything to the contrary, it is expressly understood and agreed that any insurance which Grantor shall cause any Tenant to provide that shall otherwise be in compliance with all of the terms and conditions of this Section 5 shall satisfy Grantor's obligations with respect thereto hereunder.

                    (e) Separate Insurance. Grantor will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 5 unless such insurance complies with this Section 5.

                    (f) Blanket Policies. The insurance coverage required under Section 5(a) may be effected under a blanket policy or policies covering the Trust Estate and other properties and assets not constituting a part of the Trust Estate; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Trust Estate, and any sublimits in such blanket policy applicable to the Trust Estate, which amounts shall not be less than the amounts required pursuant to Section 5(a) and which shall in any case comply in all other respects with the requirements of this Section 5. Upon Beneficiary's request which shall not be more frequently than once for any 12-month period, Grantor shall deliver to Beneficiary an Officer's Certificate setting forth (i) the number of properties covered by such policy,
     (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Beneficiary may reasonably request.

               6.   Condemnation and Insurance Proceeds.

                    (a) Notice of Casualty. Grantor will promptly notify Beneficiary in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking, or (ii) the occurrence of any casualty, damage or injury to, any Property or any portion thereof the restoration of which is estimated by Grantor in good faith to cost more than the Individual Threshold Amount. Such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, such information shall be delivered to Beneficiary as soon thereafter as it can reasonably be provided.

                    (b)  Casualty and Application of Proceeds.   In
     the event of any Taking of or casualty or other damage or injury to any Property, Grantor's rights, titles and interests in and to the Proceeds, in connection with any such Taking of, or casualty or other damage or injury to, any Property or any part thereof are hereby assigned by Grantor to, and shall be paid to, Beneficiary. Notwithstanding anything to the contrary set forth in this Mortgage, however, and excluding situations involving a Total Loss and provided no Event of Default shall have occurred and be continuing, to the extent such Proceeds with respect to such Property do not exceed the Individual Threshold Amount, or, if less than such Individual Threshold Amount but when aggregated with all other then unapplied Proceeds with respect to any Property, do not exceed the Threshold Amount in the aggregate, such Proceeds are to be paid directly to Grantor to be applied to restoration of the Trust Estate in accordance with the terms hereof. Subject to the provisions of this Section 6(b) and Sections 6(d) and 6(g) hereof (except that Proceeds paid in respect of the insurance described in Section 5(a)(iv) shall be deposited directly into the Operating Account (as defined in the Cash Collateral Agreement), promptly after the occurrence of any damage or destruction to all or any portion of such Property or a Taking of a portion of such Property, in either case which shall not constitute a Total Loss, Grantor shall either cause such Property to be released from the lien of this Mortgage in accordance with Section 38 hereof, or shall commence and diligently prosecute to completion, subject to Excusable Delays, the repair, restoration and rebuilding of such Property (in the case of a partial Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances; it being understood, however, that Grantor shall not be obligated to restore such Property to the precise condition of such Property prior to any partial Taking of, or casualty or other damage or injury to such Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of such Property from the value that such Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Grantor will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Grantor's right to receive the direct payment of any Proceeds as provided above, and, with respect to Proceeds from a Total Loss, subject to the provisions below and subject to the applicable terms of the Leases, will cause the same to be paid directly to Beneficiary, to be held and applied in accordance with the provisions of this Mortgage. Except upon the occurrence and during the continuance of an Event of Default, Grantor may settle any insurance claim with respect to Proceeds which does not exceed the applicable Individual Threshold Amount.
     If an Event of Default shall have occurred and be continuing, or if Grantor fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Grantor's receipt of written notice from Beneficiary, Grantor hereby irrevocably empowers Beneficiary, in the name of Grantor as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Beneficiary and to collect and to make receipt for any such payment, all at Grantor's expense (including payment of interest at the Default Rate for any amounts advanced by Beneficiary pursuant to this Section 6(b)). In the event of (i) a Total Loss resulting from a casualty, damage or destruction, if either (A) the cost to repair the Property as esti-mated by the Independent Architect would exceed the Individual Threshold Amount in relation to such Property and the restoration of the Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any Letter of Credit posted in lieu thereof or in addition thereto and under such circumstances Grantor is not required under the applicable Lease to make Proceeds available for restoration of the Property, or (B) Beneficiary elects not to permit Grantor to restore such Property or
     (ii) a Total Loss resulting from a Taking, Grantor shall be required to comply with the provisions of Section 6(j) below and Beneficiary shall apply such Proceeds, first toward reimbursement of Beneficiary's reasonable costs and expenses in connection with recovery of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then as required by Section 6(j) hereof. Any Proceeds remaining after prepayment in part as set forth in Section 6(j) hereof shall be paid to Grantor or as it may direct in writing. Whether or not an Event of Default shall have occurred and be continuing, Beneficiary shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the applicable Individual Threshold Amount and Grantor will deliver or cause to be delivered to Beneficiary all instruments reasonably requested by Beneficiary to permit such approval. Grantor will pay all reasonable costs, fees and expenses reasonably incurred by Beneficiary (including all reasonable attorneys' fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Beneficiary, in connection with the settlement of any claim for insurance or Taking Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Grantor and may be retained by Grantor pursuant to this
     Section 6, such Proceeds shall, until the completion of the related Work, be held in trust for Beneficiary and shall be segregated from other funds of Grantor to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the applicable Individual Threshold Amount, such Proceeds shall be forthwith paid directly to and held by Beneficiary in a segregated account in trust for Grantor, in each case to be applied or disbursed in accordance with this Section 6.

                    (c) In the event that any Proceeds (other than Proceeds paid with respect to the insurance described in Section 5(a)(iv)) are in excess of the Threshold Amount, then all Proceeds (other than any portion of any Proceeds paid with respect to the insurance described in Section 5(a)(iv) which shall be deposited directly into the Operating Account) shall be paid over to Beneficiary and shall be applied as follows: first, toward reim-bursement of Beneficiary's or its agent's reasonable costs and ex-penses in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then, to the prepayment of the Indebtedness secured hereby (which prepayment shall be made on the next Payment Date occurring after an elected or required prepayment hereunder), without prepayment premium, yield maintenance premium or penalty only if:

                    (i)  (A)  an Event of Default shall have
          occurred and be continuing and upon accelerating the Notes, or

                         (B)  the Proceeds shall equal or exceed the
          Allocated Loan Amount with respect to the applicable Property, or

                         (C)  a Total Loss with respect to the
          applicable Property shall have occurred, or

                         (D)  the amount of the Proceeds is equal to
          or greater than the outstanding principal amount of the Notes, or

                         (E)  the casualty or Taking occurs on a
          date which is less than one hundred eighty (180) days prior to the Maturity Date (as defined in the Notes), or

                         (F)  more than twenty-five percent (25%) of
          the rentable area of the applicable Property shall have been the subject of a casualty or shall have been taken, or

                         (G)  the Work is not capable of being
          completed before the earlier to occur of the date which is three (3) months prior to the Maturity Date, and the date on which the business interruption insurance carried by Grantor with respect to the applicable Property shall expire, or

                         (H)  the applicable Property is not capable
          of being restored substantially to its condition prior to such Taking or casualty as determined by the Independent Architect, or

                    (ii) such Proceeds were the result of a Taking, and after restoration is completed, there are excess Proceeds which were not required to effect such restoration, in which event prepayment shall be made to the extent of such unneeded Proceeds. Any excess Proceeds shall be applied to the prepayment of the Indebtedness secured hereby (which prepayment shall be made on the next Payment Date occurring after completion of the Work, without penalty or premium).

                    (d)  Upon the occurrence and during the
     continuance of an Event of Default hereunder, or in the event that any Proceeds are required to be paid to Beneficiary pursuant to subparagraph (b) above, then all Proceeds while an Event of Default exists, and any such Proceeds so required to be paid to Beneficiary shall be paid over to Beneficiary (if not paid directly to Beneficiary) and shall be applied first toward reimbursement of Beneficiary's reasonable costs and expenses (plus interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Beneficiary) actually incurred in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including reasonable administrative costs and inspection fees, and then to be applied or disbursed in accordance with this Section 6.

                    (e)  Intentionally omitted.

                    (f) Upon the occurrence and during the continuance of an Event of Default hereunder, all Proceeds shall be paid over to Beneficiary and shall be applied first toward reimbursement of Beneficiary's reasonable costs and expenses actually incurred in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then, subject to Section 6(c), to the payment or prepayment of the Indebtedness secured hereby in accordance with Sections 20 and 21.

                    (g) If Proceeds are not required to be applied towards payment of the Indebtedness pursuant to the terms hereof, then Beneficiary shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable expenses actually incurred by Beneficiary in connection with the collection thereof plus interest thereon at the Default Rate to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Beneficiary) available to Grantor for payment of or reimbursement of Grantor's or the applicable Tenant's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth below and in Section 6(h) hereof:

                    (i) at the time of loss or damage or at any time thereafter while Grantor is holding any portion of the Proceeds, there shall be no continuing Event of Default hereunder;

                    (ii) if the estimated cost of the Work (as estimated by the Independent Architect referred to in clause
          (iii) below) shall exceed the Proceeds, Grantor shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Beneficiary (and promptly following any such deposit or delivery, Grantor shall provide written notice of same to the Rating Agencies if requested by Beneficiary) (A) Cash and Cash Equivalents, (B) a Letter or Letters of Credit in an amount equal to the estimated cost of the Work less the Proceeds available, or (C) such other evidence of Grantor's ability to meet such excess costs and which is satisfactory to Beneficiary and the Rating Agencies; and

                    (iii) Beneficiary shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work. The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Grantor shall not be obligated to restore such Property to the precise condition of such Property prior to any partial Taking of, or casualty or other damage or injury to, such Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of such Property from the value that such Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Grantor shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

                    (h) Disbursement of the Proceeds in Cash or Cash Equivalents to Grantor shall be made from time to time (but not more frequently than once in any month) by Beneficiary but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Beneficiary of (i) an Officer's Certificate dated not more than ten (10) days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances and (ii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety-five percent (95%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to clause 6(g)(ii) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Beneficiary shall be made upon receipt by Beneficiary of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the State in which the applicable Property is located for the filing of mechanic's and materialmen's liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer's Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer's Certificate to the effect that a certificate of occupancy is not required.

                    (i)  If, after the Work is completed and all
     costs of completion have been paid, there are excess Proceeds, then upon ten (10) days' prior written notice from Grantor to Beneficiary, provided no Event of Default has occurred and is then continuing, Grantor shall have the option of directing Beneficiary to either (1) retain such Proceeds in the Tenant Improvement and Leasing Commission Reserve Account, to be applied by Grantor toward any other use in connection with any of the Properties upon submission of an Officer's Certificate for request therefor, or (2) apply such excess Proceeds with respect to the Taking of or damage or injury to the Trust Estate to the payment or prepayment of all or any portion of the Indebtedness secured hereby without penalty or premium, provided, however, that any such prepayment shall not reduce any Allocated Loan Amount.

                    (j) If pursuant to clause 6(c)(i) Beneficiary has the right to and elects to apply the Proceeds against the Indebtedness as to the affected Property, then Grantor, in any such instance, must prepay the Notes to the extent of the Proceeds received up to an amount equal to 125% of the original Allocated Loan
     Amount with respect to the relevant Property, and the Allocated Loan Amounts for all other Properties shall be increased or decreased in the manner provided in the definition of Allocated Loan Amount.
     Except as otherwise provided in the first sentence of this Section 6(j), in the event that any portion of such Proceeds is applied toward the repayment of the Indebtedness (in which event Grantor shall not be obligated to restore pursuant to subparagraph (b) above), Grantor shall be entitled to obtain from Beneficiary a Property Release without representation or warranty (in the form provided by Grantor) of the applicable Property from the Lien and security interests created by this Mortgage and the other Loan Documents and a release without representation or warranty (in the form provided by Grantor) of Grantor from all liability with respect to the other Loan Documents as they relate to the Property released from the Lien of this Mortgage, provided that (i) no Event of Default exists, (ii) Grantor shall comply with the provisions hereof, and (iii) Grantor pays to Beneficiary the amount, if any, by which one hundred twenty five percent (125%) of the Allocated Loan Amount for such Property exceeds the Proceeds received by Beneficiary and applied to repayment of the Indebtedness, in which case the Allocated Loan Amount for such Property shall be reduced to zero. If any Proceeds are applied to reduce the Indebtedness, Beneficiary shall apply the same in accordance with the provisions of the Notes.

                    (k) Notwithstanding anything to the contrary contained herein, upon the occurrence of any of the events described in Section 6(c)(i) other than Section 6(c)(i)(A), Grantor shall have the right to a Property Release as to the affected Property upon a payment of 125% of the Allocated Loan Amount as to such Property, without any premium or penalty.

               7.   Impositions, Liens and Other Items.

                    (a)  Grantor shall deliver to Beneficiary
     annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Grantor, and shall update as new information is received, a schedule describing all Impositions payable or estimated to be payable during such fiscal year attributable to or affecting the Trust Estate or Grantor. Subject to Grantor's right of contest set forth in Section 7(c) hereof, and as set forth in the next two sentences, Beneficiary on behalf of Grantor shall pay all Impositions which are attributable to or affect the Trust Estate or Grantor, prior to the date such Impositions shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Beneficiary shall direct the Securities Intermediary under the Cash Collateral Agreement to pay to the taxing authority such amounts to the extent funds in the Mortgage Escrow Account are sufficient to pay such Impositions. If Grantor has delivered Mortgage Escrow Security in lieu of maintaining the Mortgage Escrow Account, Grantor shall either deposit in the Mortgage Escrow Account not less than three (3) Business Days prior to the date the same are due an amount sufficient to pay such Impositions, or Beneficiary shall draw down on the Mortgage Escrow Security in such amount. Nothing contained in this Mortgage shall be construed to require Grantor to pay any tax, assessment, levy or charge imposed on Beneficiary in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

                    (b)  Subject to its right of contest set forth in
     Section 7(c) hereof and its rights set forth in Sections 11(c) and 11(d) hereof, Grantor shall at all times keep the Trust Estate free from all Liens (other than the Lien hereof and Permitted Encumbrances) and shall pay when due and payable all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Trust Estate or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Trust Estate or any portion thereof within thirty (30) days after receiving written notice of the filing (whether from Beneficiary, the lienor or any other Person) thereof. Grantor shall do or cause to be done, at the sole cost of Grantor, everything reasonably necessary to fully preserve the first priority of the Lien of this Mortgage against the Trust Estate subject to the Permitted Encumbrances. During the continuance of an Event of Default with respect to its Obligations as set forth in this Section 7, Beneficiary may (but shall not be obligated to) make such payment or discharge such Lien, and Grantor shall reimburse Beneficiary on demand for all such advances pursuant to Section 16 hereof (together with interest thereon at the Default Rate).

                    (c) Nothing contained herein shall be deemed to require Grantor to pay, or cause to be paid, any Imposition, to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Grantor is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Grantor shall keep Beneficiary apprised of the status of such contest; (iii) if Grantor is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Grantor's books in accordance with GAAP or in the Mortgage Escrow Account, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded,
     (v) in the case of any Insurance Requirement, the failure of Grantor to comply therewith shall not impair the validity of any insurance required to be maintained by Grantor under Section 5 hereof or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of $250,000 individually, or in the aggregate, during such contest, Grantor, subject to the terms and conditions of the applicable Lease, shall provide security in the form required by Section 6(g)(ii) hereof in an amount equal to 125% of (A) the amount of Grantor's obligations being contested plus
     (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Grantor promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Trust Estate or any portion thereof shall be, in Beneficiary's reasonable judgment, in imminent danger of being forfeited or lost or Beneficiary is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Grantor, Grantor shall deliver to Beneficiary reasonable evidence of Grantor's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

               8.   Funds for Taxes and Insurance.

                    (a)  Grantor shall pay into a segregated account
     (the "Mortgage Escrow Account"), amounts sufficient to discharge the obligations of Grantor under Section 5 (other than worker's compensation insurance premiums) and Section 7(a) hereof with respect to real estate taxes as and when they become due (such amounts, the "Mortgage Escrow Amounts"). As of the date hereof, Beneficiary shall initially require payment into the Mortgage Escrow Account of a sum equal to one-twelfth of the annual insurance premiums for all insurance being maintained by Grantor as of the Closing Date. During each month thereafter, Beneficiary shall require payment with respect to the annual Mortgage Escrow Amounts of a sum equal to one-twelfth thereof, so that as each installment of such premiums and real estate taxes relating to the Properties shall become due and payable, Grantor shall have paid a sum sufficient to pay the same. If the amount of such premiums and real estate taxes relating to the Properties has not been definitely ascertained by Grantor at the time when any such monthly deposits are to be paid, Beneficiary shall require payment of Mortgage Escrow Amounts based upon the amount of such premiums and real estate taxes relating to the Properties paid for the preceding year, subject to adjustment as and when the amount of such premiums and Impositions are ascertained by Grantor.

                    (b) At any time, Grantor may elect to replace any Mortgage Escrow Amounts then being retained by Securities Intermediary and satisfy its obligations under this Section 8 by delivery of a Letter of Credit (which Letter of Credit shall be either an "evergreen" Letter of Credit or shall not expire until a date two months after the Maturity Date or Cash and Cash Equivalents (any such security, "Mortgage Escrow Security") in an amount reasonably estimated by Grantor to be one-half of the amount sufficient (including the amount of any remaining Mortgage Escrow Amounts) to discharge the Impositions and insurance premiums which shall become due during the twelve (12) month period immediately after the date of delivery of such Mortgage Escrow Security (and for each twelve (12) month period thereafter for so long as Grantor elects to post such security in lieu of Beneficiary's retention of such amounts). Cash Equivalents shall have maturities corresponding to the respective due dates of such obligations. Notwithstanding the foregoing, it shall be a condition to Grantor's delivery of any Mortgage Escrow Security (other than Cash) in satisfaction of its obligations under this Section 8, that Grantor, at its expense, execute, acknowledge and deliver or cause to be delivered to Beneficiary such additional security agreements, financing statements and other documents or instruments including an Opinion of Grantor's Counsel, and take all such actions which in the reasonable opinion of Beneficiary or its counsel may be necessary to grant and convey to Beneficiary a perfected security interest in and to any and all the Mortgage Escrow Security.

                    (c) The Mortgage Escrow Amounts shall be held by Securities Intermediary pursuant to the Cash Collateral Agreement (and any Mortgage Escrow Security posted in lieu thereof pursuant to

     Section 8(b) hereof shall be held by Beneficiary), and shall be applied in accordance with the Cash Collateral Agreement to the payment of the obligations in respect of which such Mortgage Escrow Amounts were retained. Upon the occurrence of an Event of Default and the acceleration of the Notes, all or any portion of such Mortgage Escrow Amounts (or any Mortgage Escrow Security posted in lieu thereof) may be applied to the Indebtedness in such order or priority as Beneficiary may elect (subject to Sections 20 and 21 hereof) and Beneficiary may exercise any of its rights or remedies with respect to same hereunder, at law or in equity. In the absence of such acceleration, any Mortgage Escrow Amounts held by Securities Intermediary (or Mortgage Escrow Security posted with Beneficiary) that exceed the actual obligations for which they were retained, shall be held and applied to the next due obligations or otherwise applied by Beneficiary in accordance with the terms hereof. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under this Mortgage or otherwise at law or in equity, to pay any such amount and to add the amount so paid to the Indebtedness hereby secured. Any such application of said amounts or any portion thereof to any Indebtedness secured hereby shall not be construed to cure or waive any Default or notice of Default hereunder (or invalidate any act done pursuant to any such Default or notice) until such amounts have been repaid to Beneficiary by Grantor.

                    (d) Grantor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any obligations referred to above as soon as the same are received by Grantor, and Beneficiary shall cause the Securities Intermediary to disburse funds to Grantor in order for the same to be paid when due to the extent of Mortgage Escrow Amounts or Mortgage Escrow Security available therefor. It is expressly acknowledged and agreed that Beneficiary shall have no obligation whatsoever to advance from its own funds any amounts in payment of all or any portion of such obligations.

               9. License to Collect Rents. Beneficiary and Grantor hereby confirm that Beneficiary has granted to Grantor a license to collect and use the Rents as they become due and payable under the Leases in accordance with the provisions of the Assignment of Leases and the Cash Collateral Agreement, until an Event of Default has occurred and is continuing provided that the existence of such right shall not operate to subordinate this assignment of Leases to any subsequent assignment, in whole or in part by Grantor, and any such subsequent assignment shall be subject to Beneficiary's rights under this Mortgage. Grantor further agrees to execute and deliver such assignments of leases as Beneficiary may from time to time reasonably request in order to better assure, transfer and confirm to Beneficiary the rights intended to be granted to Beneficiary with respect thereto. In accordance with the provisions of the Assignment of Leases, upon the occurrence and during the continuance of an Event of Default and acceleration of the Notes (1) Grantor agrees that Beneficiary may, but shall not be obligated to, assume the management of the real property, and collect the Rents, applying the same upon the Obligations and (2) Grantor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the real property to pay the Rents due under the Leases to Beneficiary upon Beneficiary's request. In the event Beneficiary actually receives such Rents, after an Event of Default, any application of the Rents by Beneficiary shall not constitute a misappropriation of the Rents by Grantor pursuant to Section 33 hereof. Beneficiary shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with this Mortgage, the Assignment of Leases, and applicable law.

               10.  Security Agreement.

                    (a)  Security Intended.  Notwithstanding any
     provision of this Mortgage to the contrary, the parties intend that this document constitutes security for the payment and performance of the Obligations and shall be a "mortgage" or "deed of trust" under applicable law. If, despite that intention, a court of competent jurisdiction determines that this document does not qualify as a "trust deed" or "deed of trust" under applicable law, then ab initio, this instrument shall be deemed a realty mortgage under applicable law and shall be enforceable as a realty mortgage, and Grantor shall be deemed a "mortgagor," Beneficiary shall be deemed a "mortgagee," and Trustee shall have no capacity (but shall be disregarded and all references to "Trustee" shall be deemed to refer to the "mortgagee" to the extent not inconsistent with interpreting this instrument as though it were a realty mortgage). As a realty mortgage, Grantor, as mortgagor, shall be deemed to have conveyed the Property ab initio to Beneficiary as mortgagee, such conveyance as a security to be void upon condition that Grantor pay and perform all its Obligations. The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Beneficiary's sole election.

                    (b) Fixture Filing. This Mortgage constitutes a financing statement and, to the extent required under UCC section9-402(f) because portions of the Property may constitute fixtures, this Mortgage is to be filed in the office where a mortgage for the Land would be recorded. Beneficiary also shall be entitled to proceed against all or portions of the Trust Estate in accordance with the rights and remedies available under UCC section9-501(d). Grantor is, for the purposes of this Mortgage, deemed to be the Debtor, and Beneficiary is deemed to be the Secured Party, as those terms are defined and used in the UCC. Grantor agrees that the Indebtedness and Obligations secured by this Mortgage are further secured by security interests in all of Grantor's right, title and interest in and to fixtures, equipment, and other property covered by the UCC, if any, which are used upon, in, or about the Trust Estate (or any part) or which are used by Grantor or any other person in connection with the Trust Estate. Grantor grants to Beneficiary a valid and effectual security interest in all of Grantor's right, title and interest in and to such personal property (but only to the extent permitted in the case of leased personal property), together with all replacements, additions, and proceeds. Except for Permitted Encumbrances, Grantor agrees that, without the written consent of Beneficiary, no other security interest will be created under the provisions of the UCC and no lease will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Trust Estate except as otherwise permitted hereunder. Grantor agrees that all property of every nature and description covered by the lien and charge of this Mortgage together with all such property and interests covered by this security interest are encumbered as a unit, and upon and during the continuance of an Event of Default by Grantor, all of the Trust Estate, at Beneficiary's option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests shall not be construed to diminish or alter any of Beneficiary's rights of priorities under this Mortgage.

               11.  Transfers, Indebtedness and Subordinate Liens.
     Unless such action is permitted by the provisions of this Section 11, Section 15, Section 38 or Section 45 hereof, Grantor will not
     (i) Transfer all or any part of the Trust Estate, (ii) incur indebtedness for borrowed money, (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Trust Estate, (iv) permit any transfer of any interest in Grantor (except as set forth in clause (b) of this Section 11), or
     (iv) file a declaration of condominium with respect to any Property. Grantor shall deliver to Beneficiary written notice pursuant to the provisions of Section 26 hereof of any such Transfer permitted pursuant to the provisions of this Section 11 or Section 15 hereof.

               In connection with any Transfer or any series of Transfers that affects (on a cumulative basis) more than 10% of the value of the Trust Estate, a Tax Opinion and a Nondisqualification Opinion shall be furnished to Beneficiary.

                    (a) Sale of the Trust Estate. (i) Provided no Event of Default under the Loan Documents has occurred and is continuing, Grantor may, without the consent of Beneficiary, sell the whole of its interest in the Trust Estate provided that (A) Grantor delivers or causes to be delivered at Grantor's sole cost and expense a Rating Agency Confirmation, (B) the purchaser of the Trust Estate is a Single Purpose Entity, (C) the Purchaser is a Permitted Owner, (D) a Qualifying Manager manages the Properties, and (E) Grantor delivers or causes to be delivered at Grantor's sole cost and expense the required Officer's Certificate, the Nonconsolidation Opinion and other documentation specified in
     Section 11(e) hereof. Upon the satisfaction of the conditions set forth in this Section 11(a)(i), Grantor shall be released and the purchaser of the Trust Estate shall assume the rights and obligations of Grantor under this Mortgage.

                    (ii) Grantor may transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of a Property free from the Lien of this Mortgage provided that such transfer or disposal will not materially adversely affect the value of the Trust Estate taken as a whole, will not materially impair the utility of such Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Grantor (and not so disposed of) shall be subject to the Lien of this Mortgage unless the same constitutes leased Building Equipment. Beneficiary shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Beneficiary to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of this Mortgage.

                    (b)  Transfer of Interests in Grantor.
     Notwithstanding anything contained herein to the contrary, Beneficiary's consent shall not be required with respect to Transfers of direct or indirect beneficial interests in Grantor provided that (i) after giving effect to such Transfer, either (A) in the case of a Transfer or Transfers which result in a 49% or greater change in beneficial ownership of Grantor to a single beneficial owner, or any transfer of the interest of the General Partner, a Rating Agency Confirmation is delivered to Beneficiary and clauses (B)(1) through (B)(4) hereof are satisfied, or (B) in all other cases, (1) Grantor remains a Single Purpose Entity, (2) Grantor is controlled by a Permitted Owner, (3) any transferee of such (x) direct interest in Grantor if such transferee is to own any general partnership or managing member interest in Grantor or (y) indirect interest in Grantor if such transferee is to own any general partnership interest in the entity which owns any general partnership interest or managing member in the Grantor, shall be a Single Purpose Entity and (4) a Qualifying Manager manages the Properties, and (ii) no Event of Default has occurred and is continuing. If 10% or more of direct beneficial interests in Grantor are Transferred or if any Transfer shall result in a Person or a group of Affiliates acquiring more than a 49% interest or shall result in any transfer of the General Partner's interest, as set forth above, Grantor shall deliver or cause to be delivered to the Rating Agencies and Beneficiary (x) an Opinion of Counsel addressed to the Rating Agencies and Beneficiary and dated as of the date of the Transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any Affiliate thereof, would not disregard the corporate or partnership forms of such entity, their Affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their Affiliates with those of Grantor or their respective general partners (a "Nonconsolidation Opinion"), and (y) an Officer's Certificate certifying that such Transfer is not an Event of Default. Nothing herein shall be deemed (x) to require Beneficiary's consent for a Transfer of indirect interests in Grantor or (y) to require a Rating Agency Confirmation if the result thereof is not (x) a 49% or greater change in ownership interest of Grantor or (y) a transfer of a direct general partnership or direct managing member interest in Grantor. Nothing contained herein is intended to prohibit, require Beneficiary's consent of or require a Rating Agency Confirmation of any Transfer of a direct or indirect interest in Grantor to (i) a directly or indirectly wholly-owned Affiliate of CBL & Associates Properties, Inc. provided that such Affiliate shall be a Single Purpose Entity, if such Affiliate is to own (x) any general partnership or managing member interest in Grantor or (y) any general partnership or managing member interest in the entity which owns any general partnership or managing member interest in Grantor, (ii) any Person that is controlled (as defined in the definition of Affiliate) directly or indirectly by CBL & Associates Properties, Inc. or any direct or indirect Affiliate thereof, or (iii) secured Debt permitted pursuant to Section 11(c)(iv) hereof.

                    (c)  Indebtedness.  Grantor shall not incur,
     create or assume any Debt or incur any liabilities without the consent of Beneficiary; provided, however, that if no Event of Default shall have occurred and be continuing, Grantor may, without the consent of Beneficiary, incur, create or assume any or all of the following indebtedness (collectively, "Permitted Debt"):

                    (i)  the Notes and the other obligations,
          indebtedness and liabilities specifically provided for in any Loan Document and secured by this Mortgage and the other Loan Documents;

                    (ii) except as permitted hereunder, amounts, not secured by Liens on the Trust Estate (other than liens being properly contested in accordance with the provisions of this Mortgage), payable by or on behalf of Grantor for or in respect of the operation of the Trust Estate in the ordinary course of operating Grantor's business, provided that (but subject to the terms of the next sentence) each such amount shall be paid within ninety (90) days following the date on which each such amount was incurred. Nothing contained herein shall be deemed to require Grantor to pay any amount, so long as Grantor is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Grantor in accordance with GAAP (as determined by the Independent Accountant), and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Grantor be permitted under this provision to enter into a note or other instrument for borrowed money.

                    (iii) amounts, not secured by Liens on the Trust Estate (other than liens being properly contested in accordance with the provisions of this Mortgage), payable or reimbursable to any Tenant on account of work performed at a Property by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Property, including for tenant improvements (provided, however, that notwithstanding the foregoing, in no event shall Grantor be permitted under this provision to enter into a note or other instrument for borrowed money).

                    (d)  Additional Permitted Transfers.
     Notwithstanding the above provisions of this Section 11, Grantor may, without the consent of Beneficiary, (i) make immaterial transfers of portions of a Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6 hereof) or, portions of such Property to third parties, including owners of outparcels, or other properties for the purpose of erecting and operating additional structures whose use is integrated with the use of such Property, (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend the Operating Agreements, (iii) transfer or ground lease to a compatible user (by conveyance, ground lease or otherwise) one or more non-income producing pads consisting of undeveloped land which may not be located immediately adjacent to the applicable Improvement (together with parking ancillary thereto, as well as reasonable and/or customary easements in connection therewith), and (iv) transfer or ground lease to a retail or other compatible user (by conveyance, ground lease or otherwise) one or more pads subject to existing leases, subject, however, to Rating Agency Confirmation, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i), (ii), (iii), and
     (iv) shall materially impair the utility and operation of the applicable Property or materially adversely affect the value of the applicable Property taken as a whole. In addition, it shall be a condition to any transfer set forth in clauses (iii), or (iv) that Grantor shall deliver to Beneficiary and the Rating Agencies an Opinion of Counsel that the applicable Property has been subdivided (to the extent required by law) and that the Property, after any such transfer, shall be in compliance with all laws, Leases, and Operating Agreements and that such transfer shall not cause an Event of Default to occur. If Grantor shall receive any net proceeds in connection with any such transfer or other conveyance, Grantor shall have the right to use any such proceeds in connection with any Alterations performed in connection with, or required as a result of, such conveyance. Except as provided below with respect to any Taking, the amount of any net proceeds received by Grantor in excess of the cost of such Alterations shall be deposited in the Tenant Improvement and Leasing Commission Reserve Account (which amounts shall be in addition to, and not in lieu of, amounts otherwise required to be deposited pursuant to Section 48 hereof, and shall be available to Grantor for use in performing any further Alterations or with respect to the Properties. Any amounts held in such account shall be invested in accordance with Section 3(m) of the Cash Collateral Agreement. Any amounts received by Grantor pursuant to clause (v) shall be paid to Beneficiary upon no less than thirty
     (30) days notice for application in prepayment of the Notes in accordance with Section 5 thereof, together with any applicable prepayment premium. In connection with any transfer, conveyance or encumbrance permitted pursuant to this Section 11(d), Beneficiary shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clauses
     (i), (iii) and (iv) above, to release the portion of a Property affected by such Taking or such transfer from the Lien of this Mortgage or, in the case of clause (ii) above, to subordinate the Lien of this Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants by receipt by Beneficiary of:

                    (i)  a copy of the instrument of transfer; and

                    (ii) an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the affected Property or materially reduce its value.

     In addition, in the case of a release pursuant to clauses (iii) and
     (iv) above, Grantor shall deliver to Beneficiary a Nondisqualification Opinion.

               All Taking Proceeds shall be applied in accordance with the provisions of Section 6 hereof.

                    (e) Not less than fifteen (15) Business Days prior to the closing of any transaction subject to the provisions of this Section 11 or of any transfer of a ten percent (10%) direct or indirect beneficial interest in Grantor or of any transfer that shall result in a Person acquiring a greater than 49% interest in Grantor or of any transfer that shall result in a Person that had a greater than 49% interest in Grantor having less than a 49% interest in Grantor, Grantor shall deliver to Beneficiary and the Rating Agencies (i) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this
     Section 11, together with any appraisal or other documents upon which such Officer's Certificate is based, and (ii) a Nonconsolidation Opinion. In addition, Grantor shall provide Beneficiary and the Rating Agencies with copies of executed deeds, assignments of Direct Beneficial Owner interests in Grantor, mortgages or other similar closing documents within ten (10) days after such closing.

                    (f) Notwithstanding anything to the contrary contained herein, any partner or member of Grantor may obtain loan(s) secured by its interest in Grantor, provided that any foreclosure of such security or other transfers shall be subject to the provisions hereof.

                    (g) As used in this Section 11, "Grantor" shall mean each of Rivergate, Village, Hickory Hollow and Courtyard individually.

               12.  Maintenance of Trust Estate; Alterations;
     Inspection; Utilities.

                    (a) Maintenance of Trust Estate. Grantor shall keep and maintain the Trust Estate and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Mortgage with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Trust Estate in any material respect. Grantor further covenants to do all other acts which from the character or use of the Trust Estate may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Grantor shall not remove or demolish any Improvement on any Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty in accordance with the terms and conditions hereof.

                    (b)  No Changes in Use.  Except as may be
     necessary in connection with an Alteration permitted by Section 12(c) hereof, Grantor shall not make any changes or allow any changes to be made in the nature of the use of any Property or any part thereof or initiate or take any action in furtherance of any change in any zoning or other land use classification affecting all or any portion of a Property.

                    (c) Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Grantor shall have the right, without Beneficiary's consent, to undertake any alteration, improvement, demolition or removal of any Property or any portion thereof (any such alteration, improvement, demolition or removal, an "Alteration") so long as (i) Grantor provides Beneficiary with prior written notice of any Material Alteration, and (ii) any Alteration is undertaken in accordance with the applicable provisions of this Mortgage and the other Loan Documents, is not prohibited by any relevant Operating Agreements and the Leases and shall not upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion) materially adversely (A) affect the value of such Property taken as a whole or (B) reduce the Net Operating Income for such Property from the level available immediately prior to commencement of such Alteration. Any Material Alteration with respect to any one Property shall be conducted under the supervision of an Independent Architect and no such Material Alteration shall be undertaken until five (5) Business Days after there shall have been filed with Beneficiary, for information purposes only and not for approval by Beneficiary, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer's Certificate stating that such Alteration will involve an estimated cost of more than (I) the Individual Threshold Amount with respect to Alterations being undertaken at a single Property at such time, or (II) the Threshold Amount for Alterations at all the Properties. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Beneficiary, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at such Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.

                    (d)  Costs of Alteration.  Notwithstanding
     anything to the contrary contained in Section 12(c) hereof, no Material Alteration nor any Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Grantor (exclusive of Alterations being directly paid for by Tenants) at the Properties exceeds the Threshold Amount, shall be performed by or on behalf of Grantor unless Grantor shall have delivered to Beneficiary Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost (exclusive of costs to be funded from amounts held in any Account) of the Material Alteration or the Alterations in excess of the Threshold Amount (as set forth in the Independent Architect's written estimate referred to above). In addition to payment or reimbursement from time to time of Grantor's expenses incurred in connection with any Material Alteration or any such Alteration, the amount of such security shall be reduced on any given date to the

     Independent Architect's written estimate of the cost to complete the Material Alterations or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than 5%) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Grantor shall be entitled to withdraw Proceeds pursuant to Sections 6(g) and 6(h) hereof, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Grantor may be entitled to withdraw pursuant to Sections 6(g) and 6(h) hereof and which are held by Beneficiary in accordance with Section 6 hereof. Payment or reimbursement of Grantor's expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Sections 6(g) through 6(h) hereof. At any time after substantial completion of any Material Alteration or any such Alteration in respect whereof Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Beneficiary and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Grantor and shall be paid by Beneficiary to Grantor, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Grantor, within ten (10) days after receipt by Beneficiary of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (i)) by the Independent Architect, setting forth in substance as follows:

                    (i) that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with Beneficiary under Section 12(c) hereof and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

                    (ii) that to the knowledge of the certifying
          Person all amounts which Grantor is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7(c) hereof and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where such Property is located).

                    (e)  Right to Inspect.  Beneficiary and any
     Persons authorized by it may at all reasonable times and upon reasonable notice and during reasonable hours enter and examine such Property and may inspect all work done, labor performed and materials furnished in and about such Property subject in all instances to the rights of Tenants under Leases. Beneficiary shall have no duty to make any such inspection and shall have no liability or obligation for making (except for its gross negligence or willful misconduct) or not making any such inspection.

               13.  Legal Compliance.  (a)  Grantor and the Trust
     Estate and the use thereof materially comply with all Legal Requirements (as defined below). Grantor represents and warrants that, as of the date hereof, it has not received notice of any violation of any Legal Requirement that remains outstanding.
     Subject to Grantor's right to contest pursuant to Section 7(c) or
     Section 11(c)(ii) hereof, Grantor shall comply in all material respects with all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws, consumer protection laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any Property and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any Property and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances (collectively, the "Legal Requirements"), except where the failure is not reasonably likely to have a Material Adverse Effect.

                    (b) Grantor currently holds all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority which are necessary for Grantor's ownership and operation of the Properties or which are necessary for the conduct of Grantor's business thereon. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and will be kept current and in full force and effect, except where the failure is not reasonably likely to have a Material Adverse Effect.

               14. Books and Records, Financial Statements, Reports and Other Information.

                    (a) Books and Records. Grantor will keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Trust Estate and the business and affairs of Grantor relating to the Trust Estate, in accordance with GAAP. Beneficiary and its authorized representatives at its cost and expense shall have the right at reasonable times and upon reasonable notice to examine the books and records of Grantor relating to the operation of the Trust Estate and to make such copies or extracts thereof as Beneficiary may reasonably require.

                    (b)  Financial Statements.

                    (i) Quarterly Reports. Not later than forty-five (45) days following the end of each calendar quarter (other than the fourth (4th) quarter of any calendar year), Grantor will deliver to Beneficiary (with a copy to the Rating Agencies) unaudited financial statements, internally prepared, in accordance with GAAP, consistently applied, including a balance sheet as of the end of such quarter, and a statement of revenues and expenses through the end of such quarter, a statement of Net Operating Income for such quarter, and, only upon the request of either the Rating Agencies or Beneficiary, a statement of profits and losses as to each Property. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Grantor in accordance with GAAP consistently applied, (B) that as of the date of such Officer's Certificate, no Default exists under this Mortgage, the Notes or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Grantor or proposed to be taken to remedy such Default, and (C) that as of the date of each Officer's Certificate, no litigation exists involving Grantor or the Trust Estate in which the amount involved is $500,000 or more, or, if so, specifying such litigation and the actions being taking in relation thereto in accordance with Section 23 hereof. Such financial statements shall contain such other information as shall be reasonably requested by Beneficiary for purposes of calculations to be made by Beneficiary pursuant to the terms hereof.

                    (ii) Annual Reports. Not later than ninety (90) days after the end of each fiscal year of Grantor's operations, Grantor will deliver to Beneficiary (with a copy to the Rating Agencies) audited financial statements certified by an Independent Accountant in accordance with GAAP consistently applied, including a balance sheet as of the end of such year, a statement of Net Operating Income for the year and for the fourth quarter thereof and a statement of revenues and expenses for such year, and stating in comparative form the figures for the previous fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss for each Property and occupancy statistics for each Property. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to Section 14(b)(i) hereof.

                    (c) Leasing Reports. (i) Not later than forty-five (45) days after the end of each fiscal quarter of Grantor's operations, Grantor will deliver to Beneficiary (with a copy to the Rating Agencies) a true and complete rent roll for each Property substantially in the form attached hereto as Exhibit D (and aggregating the occupancy rate with respect to all the Properties), dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of each Property (and in the aggregate) leased as of the last day of the preceding calendar quarter, the percentage of lease roll-overs for each Property (and in the aggregate) for the preceding calendar quarter, a summary of new lease signings (including tenant name, square footage occupied and designation of the tenant's operations as national, regional or local) and lease terminations for the preceding calendar quarter, the current annual rent for each Property, the expiration date of each lease, the various options, if any, available to the tenant with respect to renewal (including the amount of the rent in the event of renewal), whether to Grantor's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all respects as of its date and stating whether Grantor, within the past three months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

                    (ii) Not later than sixty (60) days after the end of each calendar year, Grantor shall deliver to Beneficiary a written report containing the following information: (1) the percentage of Leases which expired pursuant to scheduled expiration dates during the preceding calendar year, (2) a list of Leases which are triple net leases and a list of Leases which are not triple net leases, (3) a summary of each Lease signed during the preceding calendar year, including tenant name, net rentable or gross leasable square feet demised, and a designation as to whether the applicable Tenant's operations are national, regional or local, (4) a list of Leases which were terminated during the preceding calendar year, (5) a summary of renewal options available under each Lease (which summary shall specify the rental amounts due during any such renewal period), (6) whether any Tenant has sublet any portion of its premises, and the names of any such subtenants, and (7) whether any portion of any Property is vacant. The foregoing report shall be accompanied by an Officer's Certificate of Grantor or by an Officer's Certificate of Grantor delivering said report certifying that such report is true, correct and complete in all material respects.

                    (d) Capital Expenditures Summaries. Grantor shall, within forty-five (45) days after the end of each calendar year during the term of each of the Notes, deliver to Beneficiary and the Rating Agencies an annual summary of any and all capital expenditures made at each Property during the prior twelve (12) month period.

                    (e) Budget and Sales Report. Not later than the last day of each calender year, Grantor shall deliver to Beneficiary an operating budget for each Property for the next calender year in a form reasonably acceptable to Beneficiary, such budget to include a full year projection of property revenues, operating expenses, capital expenditures and tenant improvements, together with a retail sales report to the extent available for each Tenant for the preceding calender year, such sales report to be in the form of Exhibit E attached hereto.

                    (f) Other Information. Grantor will, reasonably promptly after written request by Beneficiary or the Rating Agency, furnish or cause to be furnished to Beneficiary, in such manner and in such detail as may be reasonably requested by Beneficiary, such reasonable additional information as may be reasonably requested by Beneficiary with respect to the Trust Estate.

               15.  Compliance with Leases and Agreements.

                    (a) Leases and Operating Agreements. The Leases and the Operating Agreements, if any, are in full force and effect. Grantor has neither given to, nor received any notice of default from, any party to any of the Operating Agreements, if any, or any Lease which remains uncured. To the best of Grantor's knowledge, except as set forth in estoppel certificates delivered to Beneficiary and the Rating Agency prior to the date hereof, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default under any of the Operating Agreements or the Leases on the part of Grantor, or party thereunder. Grantor has complied with and performed all of its material construction, improvement and alteration obligations with respect to each Property required under the Operating Agreements and the Leases. Grantor will promptly after receipt thereof deliver to Beneficiary a copy of any notice received with respect to the Operating Agreements and the Leases, claiming that Grantor is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Operating Agreements or the Leases.

                    (b)  New Leases.  Grantor may, at all times,
     lease to any Person space within each Property in a manner consistent with other First Class properties comparable to the applicable Property and then current market conditions existing in the applicable market area in which such Property is located, and otherwise in accordance with this Mortgage. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any Lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula or other method to compute such rent, is not provided for in such Lease (such a renewal or extension a "Renewal Lease")) (A) shall provide for payment of rent and all other material amounts payable thereunder at rates at least equal to the fair market rental value (taking into account the type and creditworthiness of the tenant, the length of tenancy, free rent periods and all other concessions to be granted to the tenant by the landlord thereunder, and the location and size of the unit so rented), as of the date such Lease is executed by Grantor, of the space covered by such Lease or Renewal Lease for the term thereof, including any renewal options, and (B) shall not contain any provision whereby the rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any Person from the Property (provided, however, that it may contain a provision in which a portion of rent may be payable based on a percentage of gross income), and (C) shall not prevent Proceeds from being held and disbursed by

     Beneficiary in accordance with the terms hereof, and (D) shall not entitle any tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the realty and such business loss as tenant may specifically and separately establish. Grantor may not, without the consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease (x) in any manner which would have a material adverse effect on the applicable Property taken as a whole, or (y) affecting 10,000 or more rentable square feet. Failure by Beneficiary to approve or disapprove within seven (7) Business Days shall be deemed an approval by Beneficiary.

                    (c) No Default Under Leases. Grantor shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Grantor under the Leases and the Operating Agreements, if the failure to perform or observe the same would materially and adversely affect the value of any Property; (ii) exercise, within fifteen (15) Business Days after a written request by Beneficiary, any right to request from the Tenant under any Lease or the party to any Operating Agreement a certificate with respect to the status thereof to the extent such right is permitted in such Lease or Operating Agreement; and (iii) not collect any of the Rents under the Leases more than one (1) month in advance (except that Grantor may collect such security deposits as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

                    (d)  Subordination and Non-Disturbance.   All
     Leases entered into by Grantor after the date hereof, if any, shall be subject and subordinate to this Mortgage; provided that, Beneficiary shall enter into, and, if required by applicable law to provide constructive notice, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, in form and substance substantially similar to the form attached hereto as Exhibit "C" or such other form reasonably provided or requested by Tenant (a "Nondisturbance Agreement"), with any Tenant entering into a Lease after the date hereof or, within ten (10) Business Days after written request therefor by Grantor, with any other Tenant under any Lease or prospective Lease (other than a Lease to an Affiliate of Grantor) existing on the date hereof or made or to be made in accordance with the provisions of this
     Section 15, provided that, with respect to any Lease entered into after the date hereof, such request is accompanied by an Officer's Certificate stating that such Lease complies in all respects with this Section 15. All reasonable costs and expenses of Beneficiary in connection with the negotiation, preparation, execution and delivery of any Nondisturbance Agreement including, without limitation, reasonable attorneys' fees and disbursements shall be paid by Grantor. Beneficiary shall enter into a Nondisturbance Agreement or an agreement in any other form reasonably requested by such Tenant, provided that the same does not materially increase the obligations or liabilities of Beneficiary from what the same would have been under the form of Nondisturbance Agreement attached hereto.

               16. Beneficiary's Right to Perform. Upon the occurrence and during the continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Beneficiary may with at least ten (10) days prior notice to Grantor (such notice not to be required in the event of an emergency), without waiving or releasing Grantor from any Obligation or Default under this Mortgage, but shall not be obligated to, at any time perform the same, and the cost thereof, with interest at the Default Rate from the date of payment by Beneficiary to the date such amount is paid by Grantor, shall immediately be due from Grantor to Beneficiary and the same shall be secured by this Mortgage and shall be a Lien on the Trust Estate prior to any right, title to, interest in or claim upon the Trust Estate attaching subsequent to the Lien of this Mortgage (subject to the provisions of Section 11(d) hereof). No payment or advance of money by Beneficiary under this Section 16 shall be deemed or construed to cure Grantor's Default or waive any right or remedy of Beneficiary hereunder.

               17.  Grantor's Existence; Organization and Authority.
     For so long as the Indebtedness remains outstanding, Grantor shall do all things necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited partnership and its right to own property or transact business in all states in which the Properties are located. For so long as Grantor has been a Special Purpose Entity and for so long as any portion of the Indebtedness shall remain outstanding, Grantor shall do all things necessary to continue to be, a Single Purpose Entity, and shall prevent any general partner of Grantor from amending such general partner's articles of incorporation or bylaws, or other formation documents, in any manner that would enable such general partner to expand Grantor's business purposes beyond those specified in such documents as of the date hereof. Grantor hereby represents and warrants that each entity comprising Grantor (i) is a duly organized and validly existing limited partnership under the laws of the State of its formation, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is qualified to do business in all States in which the Properties are located, and (iii) has the requisite power to execute and deliver and perform its obligations under this Mortgage, each of the Notes and each of the other Loan Documents. The execution and delivery by Grantor of this Mortgage, the Notes and each of the other Loan Documents to be executed by Grantor, Grantor's performance of its respective obligations thereunder and the creation of the security interest and Liens provided for in this Mortgage have been duly authorized by all requisite action on the part of Grantor, and will not violate in any material respect any Legal Requirement, any order of any court or other Governmental Authority, Grantor's certificate of limited partnership or partnership agreement or any material indenture, agreement or other instrument to which Grantor is a party, or by which Grantor is bound; and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any of the foregoing, or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of Grantor except the Liens created hereunder. Grantor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Notes or the other Loan Documents by Grantor other than those which have already been obtained or filed. Grantor further represents and warrants that it is and, so long as any portion of the Indebtedness shall remain outstanding, shall do all things necessary to continue to be, a Single-Purpose Entity.

               18.  Protection of Security; Costs and Expenses.
     Grantor shall appear in and defend any action or proceeding of which it has notice purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding, and in any suit brought by Beneficiary to foreclose this Mortgage or to enforce or establish any other rights or remedies of Beneficiary hereunder upon the occurrence and during the continuance of an Event of Default. If an Event of Default occurs under this Mortgage, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or which adversely affects Beneficiary or Beneficiary's interest in the Trust Estate or any part thereof, including, but not limited to, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Trust Estate or involving Grantor's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary, upon reasonable notice to Grantor, may, but without obligation to do so and without releasing Grantor from any obligation hereunder, make such appearances, disburse such reasonable sums and take such action as Beneficiary reasonably deems necessary or appropriate to protect Beneficiary's interest in the Trust Estate, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Trust Estate to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Beneficiary appears to be prior or superior hereto; provided, however, that the foregoing shall be subject to Grantor's rights to contest under Section 7(c) hereof and Beneficiary shall not pay or discharge any lien, encumbrance or charge being contested by Grantor in accordance with
     Section 7(c) hereof. Grantor further agrees to pay all reasonable costs and expenses of Beneficiary or Trustee including reasonable attorneys' fees and disbursements incurred by Beneficiary or Trustee in connection with (a) the negotiation, preparation, execution, delivery and performance of this Mortgage, the Notes and the other Loan Documents, and (b) the performance of its obligations and exercise of its rights under this Mortgage, the Notes, and the other Loan Documents during the continuance of an Event of Default, other than in connection with the Securitization. All of the costs, expenses and amounts set forth in this Section 18 shall be payable by Grantor, on demand and, together with interest thereon at the Default Rate, if the same are not paid within ten (10) Business Days after demand therefor by Beneficiary (or Trustee), until the date of repayment by Grantor, shall be deemed to be Indebtedness hereunder and shall be a Lien on the Trust Estate prior to any right, title, interest or claim upon the Trust Estate (subject to the provisions of Section 11(d) hereof). Nothing contained in this Section 18 shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action.

               19.  Management of the Trust Estate.

                    (a) For purposes hereof, a "Qualifying Manager" shall mean any property manager with management experience of at least ten (10) years at properties that are comparable to the Property. Grantor shall notify Beneficiary and the Rating Agencies in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualifying Manager of all or any of the Properties no less than 30 days before such Qualifying Manager begins to manage such Property(ies) and shall obtain prior to any appointment of a Qualifying Manager a Rating Agency Confirmation.

                    (b)  It is acknowledged and agreed that a
     Qualifying Manager may be retained at Beneficiary's direction at any time following the occurrence and during the continuance of an Event of Default and acceleration of the Notes, subject to the terms of the Management Agreement.

                    (c) Upon the retention of a Qualifying Manager, Beneficiary shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new management agreement with such Qualifying Manager. Grantor shall provide a copy of such new management agreement to the Rating Agency.

               20. Remedies. Upon the occurrence and during the continuation of an Event of Default, Beneficiary may take such actions against Grantor, subject to Section 33 hereof, and/or against Trust Estate or any portion thereof as Beneficiary determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below or as required under applicable law. Any such actions taken by Beneficiary shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Beneficiary may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Beneficiary's determination of appropriate action may be based on an appropriate real estate or other consultant and/or counsel, and Beneficiary may rely conclusively on such advice. Grantor shall pay such consultant's and attorney's fees and expenses incurred by Beneficiary pursuant to this Section 20. Such actions may include, without limitation, the following:

               (a) Acceleration. Subject to any applicable provisions of the Notes and the other Loan Documents, Beneficiary may declare all or any portion of the unpaid principal balance under either or both of the Notes, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

               (b) Entry. Subject to the provisions and restrictions of applicable law, Beneficiary, personally, or by its agents or attorneys, at Beneficiary's election, may enter into and upon all or any part of the Trust Estate (including any Property and any part thereof), and may exclude Grantor, its agents and servants therefrom (but such entry shall be subject to any Nondisturbance Agreements then in effect); and Beneficiary, having and holding the same, may use, operate, manage and control the Trust Estate or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Beneficiary may, at the reasonable expense of the Trust Estate and/or Grantor, from time to time, either by purchase, repair or construction, maintain and restore the Trust Estate or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Beneficiary may, at the expense of Grantor (which amounts may be disbursed by Beneficiary from the Trust Estate on behalf of Grantor), make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Trust Estate or any part thereof as it may seem advisable. Beneficiary or its designee shall also have the right to manage and operate the Trust Estate or any part thereof and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto, either in the name of Grantor or otherwise, as may seem to them to be advisable. In confirmation of the grant made in Granting Clause (E) hereof, in the case of the occurrence and continuation of an Event of Default (and upon acceleration of the Notes) and subject to the provisions of the Management Agreement, Beneficiary shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Trust Estate or any part thereof (i.e., the "Rents") to be applied in the order of priorities and amounts as shall be provided for in Section 21 hereof. Beneficiary shall be liable to account only for rents, issues and profits and other proceeds actually received by Beneficiary. All actions which may be taken by Beneficiary pursuant to this Section 20(b) may be taken by the Jurisdictional Trustee, upon the direction of Beneficiary. Beneficiary or the Jurisdictional Trustee, as applicable, shall be liable to account only for rents, issues and profits and other proceeds actually received by Beneficiary or the Jurisdictional Trustee.

               (c) Foreclosure. Prior to taking title to any Property (whether by foreclosure, deed in lieu or otherwise), Beneficiary shall obtain, in each instance, at Grantor's reasonable expense a new phase I environmental report with respect to each Property, and such additional environmental studies as may be recommended in such phase I reports.

                         (i)  Beneficiary, with or without entry,
          personally or by its agents or attorneys, insofar as applicable, and in addition to any and every other remedy, may
          (i) sell or instruct the Trustee, to sell, to the extent permitted by law and pursuant to the power of sale granted herein, all and singular the Trust Estate, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such times and places as required or permitted by law and as are customary in any county or parish in which a Property is located and upon such terms as Beneficiary may fix and specify in the notice of sale to be given to Grantor (and on such other notice published or otherwise given as provided by law), or as may be required by law; (ii) institute (or instruct the Trustee to institute) proceedings for the complete or partial foreclosure of this Mortgage under the provisions of the laws of the jurisdiction or jurisdictions in which the Trust Estate or any part thereof is located, or under any other applicable provision of law; or
          (iii) take all steps to protect and enforce the rights of Beneficiary, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy), or otherwise, as Beneficiary, being advised by counsel and its financial advisor, shall deem most advisable to protect and enforce any of their rights or duties hereunder.

                         (ii) Beneficiary (or the Trustee, as
          applicable), may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold.

                         (iii)     With respect to any Property, this
          Mortgage is made upon any statutory conditions of the State in which such Property is located, and, for any breach thereof or any breach of the terms of this Mortgage, Beneficiary shall have the statutory power of sale, if any, provided for by the laws of such State.

               (d) Specific Performance. Beneficiary, in its sole and absolute discretion, or the Trustee, at Beneficiary's election, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

               (e) Enforcement of Notes. Subject to Section 33 hereof and to the extent permitted under the provisions of applicable law, Beneficiary or the Trustee, at Beneficiary's election, may recover judgment on the Notes (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

               (f)  Sale of Trust Estate; Application of Proceeds.

                         (i)  Beneficiary (or the Trustee, if
          applicable), may postpone any sale of all or any part of the Trust Estate to be made under or by virtue of this Section 20 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

                         (ii) Upon the completion of any sale made by Beneficiary or the Trustee under or by virtue of this
          Section 20, Beneficiary shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. Beneficiary or the Trustee, as applicable, is hereby appointed the true and lawful irrevocable attorney-in-fact of Grantor in its name and stead or in the name of Beneficiary to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and, for that purpose, Beneficiary or the Trustee, as applicable, may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Grantor shall, nevertheless, if so requested in writing by Beneficiary, ratify and confirm any such sale or sales by executing and delivering to Beneficiary or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Beneficiary, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 20 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against Grantor, its successors and assigns and any Person claiming through or under Grantor and its successors and assigns.

                         (iii)     The receipt of Beneficiary or the
          Trustee, as applicable, for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Mortgage, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                         (iv) Upon any sale made under or by virtue of this Section 20, Beneficiary may bid for and acquire the Trust Estate or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Notes secured by this Mortgage the net proceeds of sale, after deducting therefrom the expense of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Mortgage. The person making such sale shall accept such settlement without requiring the production of the Notes or this Mortgage, and without such production there shall be deemed credited to the Indebtedness and Obligations under this Mortgage the net proceeds of such sale. Beneficiary, upon acquiring the Trust Estate or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

               (g) Voluntary Appearance; Receivers. After the happening, and during the continuance of, any Event of Default, and immediately upon commencement of (i) any action, suit or other legal proceeding by Beneficiary to obtain judgment for the principal and interest on the Notes and any other sums required to be paid pursuant to this Mortgage, or (ii) any action, suit or other legal proceeding by Beneficiary of any other nature in aid of the enforcement of the Loan Documents or any of them, Grantor will (a) enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Beneficiary, consent to the appointment of one or more receivers of the Trust Estate and of the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default, or upon the filing of a bill in equity to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Beneficiary, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without notice to any other party and without regard to the adequacy of the security of the Trust Estate, forthwith, either before or after declaring the principal and interest on the Notes to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Beneficiary is authorized to exercise by the provisions of this Section 20, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize. Notwithstanding the foregoing, during the continuance of an Event of Default and upon the acceleration of the Notes, Beneficiary as a matter of right may appoint or secure the appointment of a receiver, trustee, liquidator or similar official of the Trust Estate or any portion thereof, and Grantor hereby irrevocably consents and agrees to such appointment, without notice to Grantor and without regard to the value of the Trust Estate or adequacy of the security for the Indebtedness and without regard to the solvency of the Grantor or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Beneficiary to receive the Rents with respect to any of the Trust Estate pursuant to this Mortgage, the Assignment of Leases or the Cash Collateral Agreement.

               (h) UCC Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the UCC, specifically including, without limitation, the right to recover the attorneys' fees and other expenses incurred by Beneficiary in the enforcement of this Mortgage or in connection with Grantor's redemption of the Improvements or Building Equipment. Beneficiary may exercise its rights under this Mortgage independently of any other collateral or guaranty that Grantor may have granted or provided to Beneficiary in order to secure payment and performance of the Obligations, and Beneficiary shall be under no obligation or duty to foreclose or levy upon any other collateral given by Grantor to secure any Obligation or to proceed against any guarantor before enforcing its rights under this Mortgage.

               (i) Leases. Beneficiary may, at its option, before any proceeding for the foreclosure (or partial foreclosure) or enforcement of this Mortgage, treat any Lease which is subordinate by its terms to the Lien of this Mortgage, as either subordinate or superior to the Lien of this Mortgage.

               (j)  Other Rights.  Beneficiary may pursue against
     Grantor any other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

               (k) Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or any of its property, or of the Trust Estate or any part thereof, Beneficiary or the Trustee, as applicable, to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Beneficiary or the Trustee, as applicable, under this Mortgage.

               (l) Suits by Beneficiary. All rights of action under this Mortgage may be enforced by Beneficiary without the possession of the Notes and without the production thereof or this Mortgage at any trial or other proceeding relative thereto. Subject to Section 33 hereof, any such suit or proceeding instituted by Beneficiary shall be brought in the name of Beneficiary and any recovery of judgment shall be subject to the rights of Beneficiary.

               (m) Remedies Cumulative. Subject to Section 33 hereof, no remedy herein conferred upon or reserved to Beneficiary shall exclude any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given to Beneficiary by this Mortgage to the Trustee and/or Beneficiary may be exercised from time to time and as often as the Trustee (at Beneficiary's discretion) and Beneficiary and each of them may deem expedient. Nothing in this Mortgage shall affect Grantor's obligations to pay the principal of, and interest on, the Notes in the manner and at the time and place expressed in the Notes.

               (n)  Waiver of Rights.   Grantor agrees that, to the
     fullest extent permitted by law, it will not at any time, (1) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (2) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Trust Estate, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or
     (3) after any such sale or sales, claim or exercise any right, under any statute heretofore or hereafter enacted by the United States of America, any State thereof or otherwise, to redeem the property and rights sold pursuant to such sale or sales or any part hereof. Grantor hereby expressly waives all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary or the Trustees, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Grantor for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, any and all homestead rights and, any and all rights to reinstatement, any and all right to have the property comprising the Trust Estate marshaled upon any foreclosure of the Lien hereof or to have the mortgaged property hereunder and the property covered by any other mortgage, deed to secure debt or deed.

               21.  Application of Proceeds.

               (a) Sale Proceeds. The proceeds of any sale or foreclosure of the Trust Estate or any portion thereof shall be applied to the following in the following order of priority the payment of: (i) the costs and expenses of the foreclosure proceedings with respect to such Property (including reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Mortgage, and reasonable receivers' and trustees' fees and commissions and fees and expenses incurred by Beneficiary, together with interest at the Default Rate to the extent payable, (ii) any other sums advanced by Beneficiary (or any advancing agent on its behalf) in accordance with the terms hereof and not repaid to it by Grantor, together with interest at the Default Rate to the extent payable, (iii) all sums due under the Notes in the order of priority set forth therein, and (iv) any surplus to Grantor or other party legally entitled thereto.

               (b) Other Proceeds. All Proceeds or other amounts collected by Beneficiary and applied to pay interest or principal of the Notes or other amounts due on this Mortgage following an Event of Default and acceleration of the Notes shall be applied (1) first, to reimburse any expenses related to such collection and (2) thereafter, as provided in Section 21(a) hereof. If the Notes have not been accelerated, any amount available to make payments or applied in lieu of such payments thereon shall be applied (1) first, to interest due or overdue on the Notes, (2) then, to principal due or overdue on the Notes, and (3) thereafter, to Grantor.

               22.  CERTAIN WAIVERS.  TO INDUCE BENEFICIARY TO
     CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE NOTES AND THIS MORTGAGE, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR EXPRESSLY AND IRREVOCABLY HEREBY WAIVES THE FOLLOWING RIGHTS, IN ADDITION TO AND NOT IN DEROGATION OF ALL OTHER WAIVERS CONTAINED IN THE NOTES, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS:

               (A) WAIVER OF RIGHT TO TRIAL BY JURY. GRANTOR HEREBY WAIVES AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY BENEFICIARY WHICH ACTION, PROCEEDING OR COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS MORTGAGE, THE NOTES OR ANY OTHER LOAN DOCUMENTS.

               23. Notice of Certain Occurrences. In addition to all other notices required to be given by Grantor hereunder, Grantor shall give notice to Beneficiary and the Rating Agencies promptly upon the occurrence of: (a) any Default or Event of Default; (b) any litigation or proceeding affecting Grantor or the Trust Estate or any part thereof in which the amount involved is Five Hundred Thousand Dollars ($500,000) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; (c) a material adverse change in the business, operations, property or financial condition of Grantor or the Trust Estate; and
     (d) together with the quarterly financial statements required to be delivered hereunder, a list of all litigation and proceedings affecting Grantor or the Trust Estate or any part thereof in which the amount involved is Five Hundred Thousand Dollars ($500,000) or more, whether or not covered by insurance and whether or not relief is being sought.

               24. Trust Funds. To the extent required by applicable law, all security deposits paid under the Leases shall be treated as trust funds and not commingled with any other funds of Grantor. Within ten (10) days after request by Beneficiary, Grantor shall furnish Beneficiary with satisfactory evidence of compliance with this Section 24, together with a statement of all security deposits by Tenants under the Leases, which statement shall be certified by Grantor.

               25. Taxation. In the event a law is passed after the date hereof of the United States or of any state in which a Property is located either (a) changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, or (b) imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, in each case other than income taxes, franchise taxes, or withholding taxes, that materially adversely affects Beneficiary's economic benefits with respect to the Loan, Beneficiary shall have the right to declare the Notes due on a date to be specified by not less than thirty (30) days' written notice to be given to Grantor unless within such thirty (30) day period Grantor shall assume as an obligation hereunder the payment of any tax so imposed until full payment of the Notes provided such assumption shall be permitted by law.

               26. Notices. Any notice, election, request or demand which by any provision of this Mortgage is required or permitted to be given or served hereunder shall be in writing and shall be given or served by hand delivery against receipt, by any nationally recognized overnight courier service providing evidence of the date of delivery or by certified mail return receipt requested, postage prepaid, addressed to Grantor at: c/o CBL & Associates Properties, Inc. 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421,
     Attention: John N. Foy, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, Attention: Christine Kim, Esq.; if to Trustee at: Lawyers Title Insurance Corporation at 424 Church Street, Suite 200, Nashville, Tennessee 37219, Attention:
     George Thomas Kirk, Jr.; if to Beneficiary, to the address for Beneficiary set forth in the introductory paragraph of this Mortgage, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Martha Feltenstein, Esq., or at such other address as shall be designated from time to time by Grantor, Trustee or Beneficiary by notice given in accordance with the provisions of this Section 26. Any such notice or demand given hereunder shall be effective upon receipt. All notices, elections, requests and demands required or permitted under this Mortgage shall be in the English language.

               27. No Oral Modification. This Mortgage may not be waived, altered, amended, modified, changed, discharged or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

               28. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

               29. Successors and Assigns. All covenants of Grantor contained in this Mortgage are imposed solely and exclusively for the benefit of Grantor or Beneficiary (as applicable) and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary at any time if in its sole discretion it deems it advisable to do so. All such covenants of Grantor and Beneficiary shall run with the land and bind Grantor or Beneficiary (as applicable), its successors and assigns (and each of them) and all subsequent owners, encumbrancers and Tenants of the Trust Estate, and shall inure to the benefit of Beneficiary, its successors and assigns.

               30. Governing Law. This Mortgage and the obligations arising hereunder shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America except that at all times the provisions for the creation, perfection and enforcement of the Liens and security interest created pursuant to this Mortgage with respect to any Property and pursuant to the Assignment of Leases shall be governed by the laws of the State in which such Property is located. Whenever possible, each provision of this Mortgage shall be inter-

     preted in such a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any Loan Document shall require either Grantor to pay or Beneficiary to accept any sum in any amount which would, under applicable law, subject Beneficiary, or any Trustee to penalty or adversely affect the enforceability of this Mortgage. In the event that the payment of any sum due hereunder or under any Loan Document would have such result under applicable law, then, ipso facto, the obligation of Grantor to make such payments shall be reduced to the highest sum then permitted under applicable law and appropriate adjustment shall be made by Grantor and Beneficiary.

               31.  Certain Representations, Warranties and Covenants.


                    (a) Recording Fees, Taxes, Etc. Grantor hereby agrees to take all such further reasonable actions, and to pay all taxes, recording fees, charges, costs and other expenses including, without limitation, reasonable attorneys' and professional fees and disbursements which are currently or in the future shall be imposed, and which may be required or necessary to establish, preserve, protect or enforce the Lien of this Mortgage, other than any such actions or such taxes, recording fees, charges, costs and other expenses resulting from or in connection with any Securitization.

                    (b) No Offsets. Grantor warrants, covenants and represents to Beneficiary that there exists no cause of action at law or in equity that would constitute any offset, counterclaim or deduction against the Indebtedness or Obligations.

                    (c) Full and Accurate Disclosure. To the best of Grantor's knowledge, no statement of fact made by or on behalf of Grantor in this Mortgage or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading as of the date made. There is no fact presently known to Grantor which has not been disclosed which materially adversely affects, nor as far as Grantor can foresee, might materially adversely affect, the business, operations or condition (financial or otherwise) of Grantor taken as a whole.

                    (d) Tax Filings. Grantor has filed all federal, state and local tax returns required to be filed prior to the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments shown to be due from Grantor on such tax returns.

                    (e) No Litigation. No litigation is pending or, to Grantor's best knowledge, threatened against Grantor which, if determined adversely to Grantor, would have a Material Adverse Effect on any Property or the security created hereby and no Taking has been commenced or, to Grantor's best knowledge, is contemplated with respect to all or any portion of the Trust Estate or for the relocation of roadways providing access to the Trust Estate.
     Grantor has delivered to Beneficiary a certificate setting forth all litigation affecting Grantor or any Property.

                    (f) Solvency. Giving effect to the transactions contemplated by this Mortgage and the other Loan Documents, the fair saleable value of Grantor's assets exceeds and will, immediately following the execution and delivery of this Mortgage and the other Loan Documents, exceed Grantor's liabilities, including subordinated, unliquidated, disputed or contingent liabilities. Grantor's assets do not and, immediately following the issuance and sale of the Notes and the consummation of the other transactions contemplated to take place simultaneously therewith will not, constitute unreasonably insufficient capital to carry out its business as conducted or as proposed to be conducted. Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Grantor).

                    (g) ERISA. Grantor is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Grantor's assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Grantor's knowledge, threatened against Grantor. Grantor has no knowledge of any material liability incurred by Grantor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Grantor's assets pursuant to Section 412 of the Code or Sections 302 or 4068 of ERISA.

                    (h)  Claims.  No claims, actions, suits,
     proceedings or investigations whether judicial or otherwise are pending or, to the best knowledge of Grantor, threatened against Grantor before any domestic or foreign court or administrative, arbitral, governmental or regulatory authority or agency which, if determined adversely to Grantor, would have a material adverse effect on the security created hereby. Grantor has delivered to Beneficiary a certificate setting forth all claims pending against Grantor.

                    (i)  Liens.  To Grantor's best knowledge, no
     Lien, other than Permitted Encumbrances, which remains outstanding as of the date hereof, including, without limitation, any tax lien, has been levied against the Trust Estate.

                    (j) Outstanding Liabilities. No outstanding liabilities of Grantor exist as of the date hereof which, individually or in the aggregate, would have a material adverse effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Grantor. Grantor has delivered to Beneficiary a certificate setting forth all liabilities of Grantor more than ninety (90) days past due.

                    (k)  Creditors' Claims.  To Grantor's best
     knowledge, no claim of any creditor of Grantor would have a material adverse effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Grantor. Grantor has delivered to Beneficiary a certificate setting forth all such claims of creditors of Grantor.

                    (l)  Intentionally omitted.

                    (m) Contingent Liabilities. Grantor does not have any known material contingent liabilities.

                    (n) No Other Debt. Grantor has not borrowed or received debt financing (other than financing evidenced by the Notes and otherwise permitted hereunder) that has not been heretofore repaid in full.

                    (o) Fraudulent Conveyance. Grantor represents and warrants as follows: (i) it has not entered into this Mortgage or the other Loan Documents or the transactions contemplated hereby or thereby with the actual intent to hinder, delay, or defraud any creditor, and (ii) it has received reasonably equivalent value in exchange for its obligations under this Mortgage and the other Loan Documents. The fair saleable value of the assets of Grantor is and will, immediately following the execution and delivery of this Mortgage and the other Loan Documents, be greater than Grantor's probable liabilities, including the maximum amount of the contingent liabilities of Grantor or their debts as such debts become absolute and matured. The assets of Grantor do not and, immediately follow-

     ing the execution and delivery of this Mortgage and the other Loan Documents will not, constitute unreasonably small capital to carry out the business of Grantor as conducted or as proposed to be conducted. Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Grantor).

                    (p)  Access/Utilities.  To the knowledge of
     Grantor, (i) the Properties have adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities,
     (ii) all public utilities necessary to the continued use and enjoyment of each Property as presently used and enjoyed are located in the public right-of-way abutting the applicable Property, and all such utilities are connected so as to serve the applicable Property without passing over other property, and (iii) all roads necessary for the full utilization of each Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the applicable Property.

                    (q) Special Assessments. To the knowledge of the Grantor, except to the extent set forth on Schedule 4, there are no pending or, to the knowledge of Grantor, proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

                    (r)  Flood Zone.  To the knowledge of the
     Grantor, none of the Properties are located in a flood hazard area as defined by the Federal Insurance Administration.

                    (s)  Separate Business; Corporate Formalities.

                    (i)  Grantor shall maintain its own deposit
          account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of Grantor will not be diverted to any other Person or for other than business uses of Grantor, nor will such funds be commingled with the funds of any other Affiliate;

                    (ii) To the extent that Grantor shares the same officers or other employees as any of its partners or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                    (iii) To the extent that Grantor jointly contracts with any of its partners or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Grantor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Grantor and any of its Affiliates shall be only on an arm's length basis.

                    (iv) To the extent that Grantor and any of its constituent partners or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                    (v) Grantor shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary partnership formalities, including, but not limited to, obtaining any and all partners' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                    (vi) The Grantor and the General Partner shall each, at all times, maintain their respective existence as a Single Purpose Entity.

                    (t) Director Consents. The General Partner of Grantor shall obtain the consent of all its directors to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Grantor to do so, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Grantor's assets (provided, that no such consent from the Independent Director shall be required in connection with the sale of the Property pursuant to Section 11(a) hereof), (iii) engage in any other business activity, or (iv) amend its organizational documents with respect to clauses (i), (ii) or (iii).

                    (u) No Default. As of the date hereof, Grantor is not in material default under the terms and provisions of any Operating Agreement or any Material Lease.

                    (v) Collateral As Entirety of Property. Each Property and the personalty located thereon constitutes all of the real property, equipment and fixtures currently owned by Grantor or currently used in the operation of the business located on such Property.

                    (w)  Intentionally omitted.

                    (x) Estoppels. Grantor shall use commercially reasonable efforts to obtain within sixty (60) days after the date hereof from each of J.C. Penney Properties, Inc., J.C. Penney Company, Inc., Mercantile Properties, Inc., and The Castner-Knott Dry Goods Co. (collectively, the "Estoppel Tenants"), either (i) written confirmation that Beneficiary may rely on the estoppel certificate relating to any Operating Agreement to which such Estoppel Tenant is a party which was provided by such Estoppel Tenant to Grantor prior to the date hereof, or (ii) an estoppel certificate from such Estoppel Tenant for the benefit of Beneficiary and Grantor in substantially the same form as previously provided by such Estoppel Tenant to Grantor in relation to each Operating Agreement to which such Estoppel Tenant is a party; provided however, that failure to obtain such written confirmation or certificate within the period specified above shall not constitute a default hereunder.

                    (y) Title Insurance. Grantor shall cause to be delivered to Beneficiary a mortgagee's title insurance policy, issued by the Title Company, for each Property in an amount not less than 125% of the Allocated Loan Amount, which title insurance policy shall be dated as of the date hereof, and shall insure that this Mortgage is a valid first priority lien on the Land and Improvements, subject only to Permitted Encumbrances, standard exceptions contained in the current ALTA printed form policy issued by the Title Company, and any other matter consented to by Beneficiary.

               32. No Waiver. No failure by Beneficiary to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of Beneficiary with respect to any other then existing or subsequent breach.

               33. Non-Recourse Obligations. Notwithstanding anything in this Mortgage (whether or not a specific reference to this Section 33 is made) the Notes or the other Loan Documents, no personal liability shall be asserted or enforceable

                                86
<POAGE>
     against, and Beneficiary (and its successors and assigns) shall not have any recourse to any assets of, (i) Grantor, (ii) any Affiliate of Grantor, (iii) any Person owning directly or indirectly, any legal or beneficial interest in Grantor or any Affiliate of Grantor, or
     (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above and their successors and assigns (Persons described in clauses (i) through (iv) collectively, the "Exculpated Parties") by Beneficiary or Trustee in respect of the Obligations, this Mortgage, the Notes or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Beneficiary, Trustee, and each successive holder of any Notes and this Mortgage shall accept the Notes and this Mortgage upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Beneficiary's remedies in its sole discretion shall be any or all of the following; provided that there shall be no personal or deficiency money judgment sought or entered against any Exculpated Party and such remedies shall be limited to the following rights against the Trust Estate:

                    (i) Foreclosure of the lien of this Mortgage in accordance with the terms and provisions set forth in this Mortgage;

                    (ii) Action against any other security at any time given to secure the payment of the Notes and under the other Loan Documents; and

                    (iii) Exercise of any other remedy set forth in this Mortgage or any other Loan Document.

               The lien of any judgment against Grantor and any proceeding instituted on, under or in connection with the Notes or this Mortgage, or both, shall not extend to any property now or hereafter owned by Grantor or any Exculpated Party other than the Net Operating Income from, and the ownership interest of Grantor in, the Trust Estate and the other security given to Beneficiary for the payment of the Notes or this Mortgage.

               Notwithstanding anything in this Mortgage to the contrary, there shall at no time be any limitation on Grantor's (but this provision shall not apply to any Other Exculpated Parties directly or derivatively) liability for the payment to Beneficiary of: (1) condemnation proceeds or insurance proceeds which Grantor has received and to which Beneficiary is entitled pursuant to the terms of this

     Mortgage or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under the Notes or under this Mortgage, or used for the repair or replacement of the Trust Estate pursuant to this Mortgage, or (2) all loss, damage and expense as incurred by Beneficiary and arising from any fraud, or intentional misrepresentation of Grantor, (3) any misappropriation of Rents or security deposits by Grantor or any Affiliate of Grantor or (4) the indemnification set forth in Section 40(c) hereof.

               34. Further Assurances. Grantor, at its own expense, will execute, acknowledge and deliver all such reasonable further acts, documents or instruments including security agreements on any building equipment included or to be included in the Trust Estate and a separate assignment of each Lease and take all such actions as Beneficiary from time to time may reasonably request to better assure, transfer and confirm unto Beneficiary the rights now or hereafter intended to be granted to Beneficiary under this Mortgage or the other Loan Documents. Grantor shall notify Beneficiary no less than thirty (30) days prior to a change of address.

               35. Estoppel Certificates. Grantor and Beneficiary each will, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Beneficiary, a certificate signed by an authorized officer or officers and in the case of a request to Grantor, an Officer's Certificate, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of the Notes. The estoppel certificate from Beneficiary shall also state either that, to Grantor's best knowledge and based on no independent investigation, no Default exists hereunder or, if any Event of Default shall exist hereunder, specify any Event of Default of which Grantor has actual knowledge and the steps being taken to cure such Event of Default.

               36.  Intentionally Omitted.

               37.  INDEMNIFICATION BY GRANTOR.

                    SUBJECT TO THE PROVISIONS OF SECTION 33 HEREOF, GRANTOR WILL PROTECT, INDEMNIFY AND SAVE HARMLESS BENEFICIARY, AND ALL OFFICERS, DIRECTORS, STOCKHOLDERS, PARTNERS, EMPLOYEES,
     SUCCESSORS AND ASSIGNS THEREOF
                                88

     (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS'
     FEES AND EXPENSES ACTUALLY INCURRED) IMPOSED UPON OR INCURRED BY
     OR ASSERTED AGAINST THE INDEMNIFIED PARTIES OR THE TRUST ESTATE OR ANY PART OF ITS INTEREST THEREIN, BY REASON OF THE OCCURRENCE OR EXISTENCE OF ANY OF THE FOLLOWING (TO THE EXTENT INSURANCE PROCEEDS PAYABLE ON ACCOUNT OF THE FOLLOWING SHALL BE INADEQUATE; IT BEING UNDERSTOOD THAT IN NO EVENT WILL THE INDEMNIFIED PARTIES BE REQUIRED TO ACTUALLY PAY OR INCUR ANY COSTS OR EXPENSES AS A CONDITION TO
     THE EFFECTIVENESS OF THE FOREGOING INDEMNITY) PRIOR TO (I) THE ACCEPTANCE BY BENEFICIARY OF A DEED-IN-LIEU OR ASSIGNMENT-IN-LIEU
     OF FORECLOSURE WITH RESPECT TO THE APPLICABLE PROPERTY OR ACQUISITION OF THE PROPERTY BY BENEFICIARY BY OTHER MEANS, OR (II) THE INDEMNIFIED PARTIES OR OTHER PURCHASER TAKING POSSESSION OR CONTROL OF THE APPLICABLE PROPERTY, UNLESS CAUSED SOLELY BY THE ACTUAL WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTIES (OTHER THAN SUCH WILLFUL MISCONDUCT OR GROSS NEGLIGENCE IMPUTED TO THE INDEMNIFIED PARTIES BECAUSE OF THEIR INTEREST IN
     THE TRUST ESTATE):  (1) OWNERSHIP OF GRANTOR'S INTEREST IN THE
     TRUST ESTATE, OR ANY INTEREST THEREIN, OR RECEIPT OF ANY RENTS OR OTHER SUM THEREFROM, (2) ANY ACCIDENT, INJURY TO OR DEATH OF ANY PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING ON OR ABOUT THE TRUST ESTATE OR ANY APPURTENANCES THERETO, (3) ANY DESIGN, CONSTRUCTION, OPERATION, REPAIR, MAINTENANCE, USE, NON-USE OR CONDITION OF THE TRUST ESTATE OR APPURTENANCES THERETO, INCLUDING CLAIMS OR PENALTIES ARISING FROM VIOLATION OF ANY LEGAL REQUIREMENT OR INSURANCE REQUIREMENT, AS WELL AS ANY CLAIM BASED ON ANY PATENT OR LATENT DEFECT, WHETHER OR NOT DISCOVERABLE BY BENEFICIARY, ANY CLAIM THE INSURANCE AS TO WHICH IS INADEQUATE, AND ANY ENVIRONMENTAL CLAIM, (4) ANY DEFAULT BY GRANTOR UNDER THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY FAILURE ON THE PART OF GRANTOR TO PERFORM OR COMPLY WITH ANY OF THE MATERIAL TERMS OF ANY LEASE OR OPERATING AGREEMENT WITHIN THE APPLICABLE NOTICE OR GRACE PERIODS,
     (5) ANY PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE TRUST ESTATE OR ANY PART THEREOF, (6) ANY NEGLIGENCE OR TORTIOUS ACT OR OMISSION ON THE PART OF GRANTOR OR ANY OF ITS AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES, SUBLESSEES, LICENSES OR INVITEES, (7) ANY CONTEST REFERRED TO IN SECTION 7(C) HEREOF, (8) ANY OBLIGATION OR UNDERTAKING RELATING TO THE PERFORMANCE OR DISCHARGE OF ANY OF THE TERMS, COVENANTS AND CONDITIONS OF THE LANDLORD CONTAINED IN THE LEASES OR (9) THE PRESENCE AT, IN OR UNDER ANY PROPERTY OR THE IMPROVEMENTS THEREON OF ANY HAZARDOUS SUBSTANCE IN VIOLATION OF ANY LEGAL REQUIREMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, GRANTOR SHALL HAVE NO OBLIGATION TO PROTECT,

     INDEMNIFY AND SAVE HARMLESS ANY INDEMNIFIED PARTY IN CONNECTION WITH THE RELEASE OF ANY HAZARDOUS SUBSTANCE AT, IN OR UNDER THE PROPERTY BY ANY INDEMNIFIED PARTY. ANY AMOUNTS THE INDEMNIFIED PARTIES ARE LEGALLY ENTITLED TO RECEIVE UNDER THIS SECTION 37 WHICH ARE NOT PAID WITHIN TEN (10) BUSINESS DAYS AFTER WRITTEN DEMAND THEREFOR BY THE INDEMNIFIED PARTIES OR BENEFICIARY, SETTING FORTH IN REASONABLE DETAIL THE AMOUNT OF SUCH DEMAND AND THE BASIS THEREFOR, SHALL BEAR INTEREST FROM THE DATE OF DEMAND AT THE DEFAULT RATE, AND SHALL, TOGETHER WITH SUCH INTEREST, BE PART OF THE INDEBTEDNESS AND SECURED BY THIS MORTGAGE. IN CASE ANY ACTION, SUIT OR PROCEEDING IS BROUGHT AGAINST THE INDEMNIFIED PARTIES BY REASON OF ANY SUCH OCCURRENCE, GRANTOR SHALL AT GRANTOR'S EXPENSE RESIST AND DEFEND SUCH ACTION, SUIT OR PROCEEDING OR WILL CAUSE THE SAME TO BE RESISTED AND DEFENDED BY COUNSEL AT GRANTOR'S REASONABLE EXPENSE FOR THE INSURER OF THE LIABILITY OR BY COUNSEL DESIGNATED BY GRANTOR (UNLESS REASONABLY DISAPPROVED BY BENEFICIARY PROMPTLY AFTER BENEFICIARY HAS BEEN NOTIFIED OF SUCH COUNSEL); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL COMPROMISE THE RIGHT OF BENEFICIARY (OR ANY INDEMNIFIED PARTY) TO APPOINT ITS OWN COUNSEL AT GRANTOR'S EXPENSE FOR ITS DEFENSE WITH RESPECT TO ANY ACTION WHICH IN ITS REASONABLE OPINION PRESENTS A CONFLICT OR POTENTIAL CONFLICT BETWEEN BENEFICIARY AND GRANTOR THAT WOULD MAKE SUCH SEPARATE REPRESENTATION ADVISABLE; PROVIDED FURTHER THAT IF BENEFICIARY SHALL HAVE APPOINTED SEPARATE COUNSEL PURSUANT TO THE FOREGOING, GRANTOR SHALL NOT BE RESPONSIBLE FOR THE EXPENSE OF ADDITIONAL SEPARATE COUNSEL OF ANY INDEMNIFIED PARTY UNLESS IN THE REASONABLE OPINION OF BENEFICIARY A CONFLICT OR POTENTIAL CONFLICT EXISTS BETWEEN SUCH INDEMNIFIED PARTY AND BENEFICIARY. SO LONG AS GRANTOR IS RESISTING AND DEFENDING SUCH ACTION, SUIT OR PROCEEDING AS PROVIDED ABOVE IN A PRUDENT AND COMMERCIALLY REASONABLE MANNER, BENEFICIARY AND THE INDEMNIFIED PARTIES SHALL NOT BE ENTITLED TO SETTLE SUCH ACTION, SUIT OR PROCEEDING AND CLAIM THE BENEFIT OF THIS SECTION 37 WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING AND BENEFICIARY AGREES THAT IT WILL NOT SETTLE ANY SUCH ACTION, SUIT OR PROCEEDING WITHOUT THE CONSENT OF GRANTOR; PROVIDED, HOWEVER, THAT IF BENEFICIARY REASONABLY DETERMINES THAT GRANTOR IS NOT DILIGENTLY DEFENDING SUCH ACTION, SUIT OR PROCEEDING IN A PRUDENT AND COMMERCIALLY REASONABLE MANNER AS PROVIDED ABOVE, AND HAS PROVIDED GRANTOR WITH THIRTY (30) DAYS' PRIOR WRITTEN NOTICE, OR SHORTER PERIOD IF MANDATED BY THE REQUIREMENTS OF APPLICABLE LAW, AND OPPORTUNITY TO CORRECT SUCH DETERMINATION, BENEFICIARY MAY SETTLE SUCH ACTION, SUIT OR PROCEEDING SUBJECT ONLY TO GRANTOR'S CONSENT WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, AND CLAIM THE BENEFIT OF THIS
     SECTION 37 WITH RESPECT TO SETTLEMENT OF SUCH ACTION, SUIT OR PROCEEDING. ANY INDEMNIFIED PARTY WILL GIVE GRANTOR PROMPT NOTICE AFTER SUCH INDEMNIFIED PARTY OBTAINS ACTUAL

     KNOWLEDGE OF ANY POTENTIAL CLAIM BY SUCH INDEMNIFIED PARTY FOR INDEMNIFICATION HEREUNDER.

               38. Release of Property. (a) If Grantor shall pay or cause to be paid, the principal of and interest on the Notes in full at maturity or as permitted in accordance with the terms thereof and all other Indebtedness payable to Beneficiary hereunder by Grantor or secured hereby or by the other Loan Documents and all of the payment Obligations shall have been performed, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned (to Grantor or to any other Person at Grantor's direction and without representation or warranty by, or recourse to, Beneficiary), at Grantor's option, without warranty (except that Beneficiary shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents), at the expense of Grantor upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, Beneficiary will return to Grantor the Notes and all insurance policies relating to the Trust Estate which may be held by Beneficiary, any amounts held in escrow pursuant to this Mortgage or the Cash Collateral Agreement, if applicable, or otherwise, and any part of the Trust Estate or other Collateral that may be in its possession and, on the written request and at the expense of Grantor, will execute and deliver such instruments of conveyance, assignment and release (including appropriate UCC-3 termination or assignment statements) prepared by Grantor and as may reasonably be requested by Grantor to evidence such release and satisfaction, or assignment, and any such instrument, when duly executed by Beneficiary and, if appropriate, duly recorded by Grantor in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents.

                    (b) Grantor shall be entitled to have all of the Properties released from the lien of this Mortgage, from and after the earlier of (i) the third anniversary of the Loan Closing, (ii) the second anniversary of any Securitization of the Loan, and (iii) at any time if defeasance is not prohibited under the vehicle utilized in connection with the Securitization, by prepaying the Class B Note, and, provided that all of the conditions set forth in
     Section 46 have been satisfied. Upon or after the satisfaction of all conditions provided for herein in Sections 46 and 47, Beneficiary shall effectuate the following: the security interest of Beneficiary in this Mortgage and other Loan Documents shall be released from the Lien of this Mortgage and Beneficiary will execute and deliver any agreements reason-ably requested by Grantor to release and terminate or reassign, at Grantor's option, this Mortgage and all other Loan Documents; provided, that such release and termination or reassignment shall be without recourse to Beneficiary (except as contemplated hereby) and without any representation or warranty except that Beneficiary shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents (except as contemplated hereby) and Beneficiary shall return the originals of any Loan Documents to Grantor and all amounts in any Accounts, all as more particularly described in Section 38(a) above.

               39. Rating Agency Monitoring. Until the Obligations are paid in full, Grantor shall provide the Rating Agencies with all financial reports required hereunder and such other information as it shall reasonably request, including copies of any notices delivered to and received from Beneficiary hereunder, to enable it to continuously monitor the creditworthiness of Grantor and to permit an annual surveillance of the implied credit rating of certain securities secured by a pledge of the Note; provided, that Beneficiary shall pay all Rating Agencies monitoring fees and notify Grantor with the names and addresses of such Rating Agencies.

               40.  Environmental Matters.

                    (a) Representations. Grantor hereby represents and warrants that except as set forth in the reports listed on Exhibit B hereto (the "Environmental Reports"), (i) Grantor has not knowingly engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of any Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property; (ii) to Grantor's knowledge, no tenant, occupant or user of any Property, nor any other person, has during Grantor's ownership of such Property, engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or transported any Hazardous
     Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to Grantor's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about any Property except in material compliance with Environmental Laws; (iv) to Grantor's knowledge, no Hazardous Substances have migrated from any Property upon or beneath other properties which would reasonably be expected to result in material liability for Grantor; and (v) to Grantor's knowledge, no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath any Property which would reasonably be expected to result in material liability for Grantor.

                    (b) Covenants. Subject to Grantor's right to contest under Section 7(c) hereof, Grantor covenants and agrees with Beneficiary that it shall comply with all Environmental Laws in all material respects, except where the failure is not reasonably likely to have a Material Adverse Effect. If at any time during the continuance of the Lien of this Mortgage, a Governmental Authority having jurisdiction over the Trust Estate requires remedial action to correct the presence of Hazardous Materials in or under any Property (an "Environmental Event"), Grantor shall deliver prompt notice of the occurrence of such Environmental Event to Beneficiary. Within (30) thirty days after Grantor has knowledge of the occurrence of an Environmental Event, Grantor shall deliver to Beneficiary an Officer's Certificate (an "Environmental Certificate") explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any.

                    (C)  ENVIRONMENTAL INDEMNIFICATION.  SUBJECT TO
     THE PROVISIONS OF SECTION 33 HEREOF, GRANTOR SHALL PROTECT, INDEMNIFY, SAVE, DEFEND, AND HOLD HARMLESS BENEFICIARY AND ALL OFFICERS, DIRECTORS, STOCKHOLDERS, PARTNERS, EMPLOYEES, SUCCESSORS AND ASSIGNS THEREOF (COLLECTIVELY, THE "INDEMNIFIED ENVIRONMENTAL PARTIES") FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE, ACTIONS, CAUSES OF ACTION, COSTS OR EXPENSES WHATSOEVER (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) AND ANY AND ALL CLAIMS, SUITS AND JUDGMENTS WHICH ANY INDEMNIFIED ENVIRONMENTAL PARTY MAY SUFFER, AS A RESULT OF OR WITH RESPECT TO: (A) ANY ENVIRONMENTAL CLAIM RELATING TO OR ARISING FROM SUCH PROPERTY; (B) THE VIOLATION OF ANY ENVIRONMENTAL LAW IN CONNECTION WITH SUCH PROPERTY; (C) ANY RELEASE, SPILL, OR THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON SUCH PROPERTY; AND (D) THE PRESENCE IN, ON, OR THE RELEASE, FROM, SUCH PROPERTY OF ANY HAZARDOUS SUBSTANCES, WHETHER OR NOT SUCH CONDITION

     WAS KNOWN OR UNKNOWN TO GRANTOR PROVIDED THAT, IN EACH CASE, GRANTOR MAY BE RELIEVED OF ITS OBLIGATION UNDER THIS SUBSECTION IF ANY OF THE MATTERS REFERRED TO IN CLAUSES (A) THROUGH (D) ABOVE DID NOT OCCUR (BUT NEED NOT HAVE BEEN DISCOVERED) PRIOR TO (1) THE FORECLOSURE OF THIS MORTGAGE WITH RESPECT TO SUCH PROPERTY, OR OTHERWISE TAKING TITLE TO THE PROPERTY, (2) THE DELIVERY BY GRANTOR TO BENEFICIARY OF A DEED-IN-LIEU FORECLOSURE WITH RESPECT TO SUCH PROPERTY, OR (3) BENEFICIARY'S TAKING POSSESSION AND CONTROL OF SUCH PROPERTY AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER. IF ANY SUCH ACTION OR OTHER PROCEEDING SHALL BE BROUGHT AGAINST BENEFICIARY, UPON WRITTEN NOTICE FROM GRANTOR TO BENEFICIARY (GIVEN WITHIN TEN (10) DAYS FOLLOWING BENEFICIARY'S NOTICE OR KNOWLEDGE TO GRANTOR OF SUCH ACTION OR PROCEEDING), GRANTOR SHALL BE ENTITLED TO ASSUME THE DEFENSE THEREOF, AT GRANTOR'S EXPENSE, WITH COUNSEL REASONABLY ACCEPTABLE TO BENEFICIARY; PROVIDED, HOWEVER, BENEFICIARY MAY, AT ITS OWN EXPENSE, RETAIN SEPARATE COUNSEL TO PARTICIPATE IN SUCH DEFENSE, BUT SUCH PARTICIPATION SHALL NOT BE DEEMED TO GIVE BENEFICIARY A RIGHT TO CONTROL SUCH DEFENSE, WHICH RIGHT GRANTOR EXPRESSLY RETAINS. NOTWITHSTANDING THE FOREGOING, EACH INDEMNIFIED ENVIRONMENTAL PARTY SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AT GRANTOR'S EXPENSE IF, IN THE REASONABLE OPINION OF LEGAL COUNSEL, A CONFLICT OR POTENTIAL CONFLICT EXISTS BETWEEN THE INDEMNIFIED ENVIRONMENTAL PARTY AND GRANTOR THAT WOULD MAKE SUCH SEPARATE REPRESENTATION NECESSARY. GRANTOR SHALL HAVE NO OBLIGATION TO INDEMNIFY AN INDEMNIFIED ENVIRONMENTAL PARTY FOR DAMAGE OR LOSS RESULTING (I) FROM SUCH INDEMNIFIED ENVIRONMENTAL PARTY'S NEGLIGENCE OR MISCONDUCT OR (II) ANY OTHER INDEMNIFIED PARTY'S NEGLIGENCE OR MISCONDUCT.

               41.  Intentionally Omitted.

               42. Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

               43. Merger, Conversion, Consolidation or Succession to Business of Beneficiary. Any corporation into which Beneficiary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Beneficiary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of Beneficiary, shall be the successor of Beneficiary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Beneficiary shall provide the Rating Agency with written notice of any merger or conversion to be undertaken pursuant to this Section 43 no less than 30 days prior to such merger or conversion.

               44. No Endorsement. Beneficiary shall not become or be considered to be an endorser, co-maker or co-obligor on any Note or on any obligation of Grantor secured by this Mortgage or otherwise.

               45.  Intentionally Omitted.

               46.  Defeasance.

                    (a) With respect to a release of the Lien of this Mortgage with respect to all of the Properties pursuant to Section 38(b) hereof other than in connection with a total repayment on the Maturity Date (the "Defeasance"), the Grantor shall deposit Defeasance Collateral in accordance with subsection (B) below to the Defeasance Collateral Account. In no event shall the deliverance of Defeasance Collateral cause the Grantor to be released from its obligations to make payments of principal and interest on the Notes.

                    (b) The Defeasance shall be permitted at such time as all of the following events shall have occurred:

                         (i)  the Defeasance Collateral Account shall
          have been established pursuant to Section 47 hereof and all amounts of principal and interest due on the Class B Note have been prepaid in accordance with the terms of the Class B Note;

                         (ii)  if the Mortgage Loan is held by a
          REMIC, a period of more than two years shall have elapsed since the date on which the Mortgage Loan is deposited into such REMIC;

                         (iii)  Grantor shall have delivered or
          caused to have been delivered to Beneficiary the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy the Total Defeasance Collateral Requirement at the time of delivery and all such Defeasance Collateral, if in registered form, shall be registered in the name of Beneficiary or its nominee (and, if registered in nominee name endorsed to Beneficiary or in blank) and, if issued in book-entry form, the name of Beneficiary or its nominee shall appear as the owner of such securities on the books of the Federal Reserve Bank or other party maintaining such book-entry system;

                         (iv)  Grantor shall have granted or caused
          to have been granted to Beneficiary a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof;

                         (v)  Grantor shall have delivered or caused
          to be delivered to Beneficiary an Officers' Certificate, dated as of the date of such delivery (x) that sets forth the aggregate face amount or unpaid principal amount, interest rate and maturity of all such Defeasance Collateral, a copy of the transaction journal, if any, or such other notification, if any, published by or on behalf of the Federal Reserve Bank or other party maintaining a book-entry system advising that Beneficiary or its nominee is the owner of such securities issued in book-entry form, and (y) to the following effect that states that:

                         (A) Grantor owns the Defeasance Collateral
                    being delivered to Beneficiary free and clear of any and all Liens, security interests or other encumbrances, and has not assigned any interest or participation therein (or, if any such interest or participation has been assigned, it has been released), and Grantor has full power and authority to pledge such Defeasance Collateral to Beneficiary;

                         (B) such Defeasance Collateral consists
                    solely of Defeasance Eligible Investments;

                         (C) such Defeasance Collateral satisfies the
                    Total Defeasance Collateral Requirement, determined as of the date of delivery;

                         (D) the Defeasance contemplated hereby will
                    not give rise to an Event of Default other than such Events of Default that are no longer applicable as a result of the Property Release; and

                         (E) the information set forth in the schedule
                    attached to such Officers' Certificate is correct and complete as of the date of delivery (such schedule, which shall be attached to and form a part of such Officers' Certificate, shall demonstrate satisfaction of the requirement set forth in clause (C) above, in a form reasonably acceptable to Beneficiary);

                         (vi)  Grantor shall have delivered or caused
          to be delivered to Beneficiary (A) the Required Opinion with respect to Beneficiary's interest in such Defeasance Collateral,
          (B) a Tax Opinion in relation to the Class A Note, (C) if the Mortgage Loan at such time is included in a REMIC, a Nondisqualification Opinion, and (D) an additional Opinion of Counsel, to the effect that Beneficiary will not be required to be registered under the Investment Company Act as a result of such Defeasance and an Opinion of Counsel that Beneficiary has been granted a perfected security interest in the Defeasance Collateral subject to customary exceptions and assumptions; and

                         (vii)  Grantor shall have delivered or
          caused to be delivered to Beneficiary such other documents and certificates as Beneficiary may reasonably request in connection with demonstrating that Grantor has satisfied the provisions of this Section 46(b).

                    (c) For purposes of determining whether sufficient amounts are on deposit in the Defeasance Collateral Account, there shall be included only payments of principal and predetermined and certain income thereon (determined without regard to any reinvestment of such amounts) that will occur on a stated date for a stated payment on or before the dates when such amounts may be required to be applied to pay the principal and interest when due on the Class A Note through and including the Maturity Date together with the outstanding principal balance of the Class A Note as of the Maturity Date.

               47.  Defeasance Collateral Account.

                    (a)  On or before the date on which Grantor
     delivers Defeasance Collateral to Beneficiary pursuant to Section 6 or 46 hereof, Grantor shall open at any Approved Bank or Banks at the time and acting as custodian for Beneficiary, a defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account (as defined in the Cash Collateral Agreement), in which Grantor shall grant to Beneficiary or reconfirm the grant to Beneficiary of a security interest as part of the Trust Estate hereunder. Should

     Grantor open the Defeasance Collateral Account at a bank or banks other than an Approved Bank, such Defeasance Collateral Account must be maintained as a segregated trust account. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Grantor pursuant to Sections 38, 46 and 47 hereof, (ii) all payments received on Defeasance Collateral held in the Defeasance Collateral Account and (iii) all income or other gains from investment of moneys or other property deposited in the Defeasance Collateral Account, provided, however, that (x) any sums earned on any Defeasance Collateral, which sums were not included in the determination of the Total Defeasance Collateral, shall be paid monthly by Beneficiary into the Cash Collateral Account to be held in accordance with the Cash Collateral Agreement, and (y) any sums earned on any Defeasance Collateral representing the difference between the assumed interest on the Note at the Default Rate and the lesser, if applicable, of the actual interest on the Note for the quarter prior to the preceding Due Date shall be paid quarterly to the Cash Collateral Account. All such amounts, including all income from the investment or reinvestment thereof, shall be held by Beneficiary as part of the Trust Estate, subject to withdrawal by Beneficiary for the purposes set forth in this Section 47. Grantor shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

                    (b)  Beneficiary shall withdraw, draw on or
     collect and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all installments of interest and principal on the Class A Note and other amounts due under the Loan Documents.

                    (c) Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Grantor or any Affiliate of Grantor.

                    (d) Beneficiary shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account.

               48. Reserves. (a) On the first day of the month after the Closing date and on the first day of every month thereafter, Beneficiary will instruct Securities Intermediary to withdraw from the Operating Accounts and deposit into the Tenant Improvement and Leasing Commission Reserve Account an annual amount, payable in monthly installments, equal to $100,000 per month (such funds, together with all investment income earned thereon, are referred to herein as the "Monthly Tenant Improvement and Leasing Commission Reserve Amount"). Securities Intermediary shall withdraw such funds until an amount equal to One Million Two Hundred Thousand Dollars ($1,200,000) for the Properties shall have been deposited in the Tenant Improvement and Leasing Commission Reserve Account, and, upon disbursement, shall replenish the Tenant Improvement and Leasing Commission Reserve Amounts by withdrawal from the Operating Accounts on the first day of the month as set forth above. All interest earned on the Tenant Improvement and Leasing Commission Reserve Account shall be for the benefit of Grantor and shall be disbursed in accordance with the provisions of the Cash Collateral Agreement. Portions of the Tenant Improvement and Leasing Commission Reserve Account shall be disbursed by Securities Intermediary to Grantor pursuant to instructions from Beneficiary not more frequently than once per month, provided no Event of Default shall have occurred and be continuing, upon delivery by Grantor to Beneficiary of an Officer's Certificate stating that Grantor has incurred costs associated with tenant improvements and leasing commissions pursuant to invoices attached thereto. Within five (5) Business Days of receipt of such certification, Beneficiary shall instruct Securities Intermediary to disburse to Grantor an amount equal to that requested by Grantor.

               (b) At any time, Grantor may elect to replace any Monthly Tenant Improvement and Leasing Commission Reserve Amount then being retained by Securities Intermediary and satisfy its obligations under this Section 48 by delivery of a Letter of Credit (which Letter of Credit shall be either an "evergreen" Letter of Credit or shall not expire until a date two months after the Maturity Date or Cash and Cash Equivalents (any such security, "Tenant Improvement and Leasing Commission Security") in an amount equal to the amount required to be deposited pursuant to Section 48(a) to discharge the tenant improvement and leasing commissions which shall become due during the twelve (12) month period immediately after the date of delivery of such Tenant Improvement and Leasing Commission Security (and for each twelve (12) month period thereafter for so long as Grantor elects to post such security in lieu of Beneficiary's retention of such amounts). Cash Equivalents shall have maturities corresponding to the respective due dates of such obligations. Notwithstanding the foregoing, it shall be a condition to Grantor's delivery of any Tenant Improvement and Leasing Commission Security (other than Cash) in satisfaction of its obligations under this Section 48, that Grantor, at its expense, execute, acknowledge and deliver or cause to be delivered to Beneficiary such additional security agreements, financing statements and other documents or instruments including an Opinion of Grantor's Counsel, and take all such actions which in the reasonable opinion of Beneficiary or its counsel may be necessary to grant and convey to Beneficiary a perfected security interest in and to any and all the Tenant Improvement and Leasing Commission Security.

               (c) Any Tenant Improvement and Leasing Commission Security shall be held by Beneficiary, and shall be applied in accordance with the Cash Collateral Agreement to the payment of the obligations in respect of which such Tenant Improvement and Leasing Commission Security was retained. If Grantor has delivered Tenant Improvement and Leasing Commission Security in lieu of maintaining the Tenant Improvement and Leasing Commission Reserve Account, Grantor shall either deposit in the Tenant Improvement and Leasing Commission Reserve Account not less than three (3) Business Days prior to the date the same are due an amount equal to the Monthly Tenant Improvement and Leasing Commission Reserve Amount, or Beneficiary shall draw down on the Tenant Improvement and Leasing Commission Security in such amount.

               (d) On the Closing Date, a portion of the Loan in the amount of $110,000 will be deposited into the Capital Expenditure Reserve Account (as defined in the Cash Collateral Agreement) held by Securities Intermediary for Beneficiary. On the first day of the month after the Closing Date and on the first day of every month thereafter, Beneficiary will instruct Securities Intermediary to withdraw from the Cash Collateral Account and deposit into the Capital Expenditure Reserve Account, a sum equal to $100,000 (such funds, together with all investment income earned thereon, are referred to herein as the "Capital Expenditure Reserve Amount") until an amount equal to $2,400,000 shall have been deposited and, upon disbursement, shall replenish the Capital Expenditures Account by withdrawal from the Operating Accounts on the first day of the month as set forth above. Portions of the Capital Expenditure Reserve Account shall be disbursed by Securities Intermediary to Grantor pursuant to instructions from Beneficiary not more frequently than once per month, provided no Event of Default shall have occurred and be continuing, upon delivery by Grantor to Beneficiary of an Officer's Certificate stating that Grantor has incurred costs associated with capital improvements, alterations, tenant improvements and leasing commissions pursuant to invoices attached thereto, other than those set forth on Schedule 3. Within five (5) Business Days of receipt of such certification, Beneficiary shall instruct Securities Intermediary to disburse to Grantor an amount equal to the sum requested by Grantor.

               49. Substitute or Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by Beneficiary. In case of death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed and acknowledged by Beneficiary and, if required by applicable law to provide constructive notice, recorded in the county or counties where the Properties are located, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full or until the Properties are sold hereunder. In the event the indebtedness secured hereby is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation or a nationally chartered bank and such appointment is executed in its behalf by an officer of such corporation or nationally chartered bank, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Properties shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Properties of Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and monies held by said Trustee hereunder to said successor or substitute trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and con-firms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

               50. Liability of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from all other monies, and Trustee shall be under no liability for interest on any monies received by him hereunder. Grantor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties hereunder.

               51.  Beneficiary and Trustee.

               (a) The Trustees accept the trusts hereby created and agree to perform the duties herein required of them upon the terms and conditions hereof.

               The duties and obligations of the Trustees in respect of this Mortgage shall be as set forth in this Section 51.

                         (i)  Except upon the occurrence and during
          the continuance of an Event of Default actually known to
          Beneficiary:

                         (A)  The Trustees shall undertake to perform
          such duties and obligations and only such duties and obligations as are specifically set forth in this Mortgage and the other Loan Documents or as otherwise directed by a letter of direction from Beneficiary, and no implied covenants or obligations shall be read into this Mortgage or the other Loan Documents against the Trustees; and

                         (B)  In the absence of bad faith, the
          Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustees and conforming to the requirements of this Mortgage and the other

          Loan Documents; but in the case of any such certificates or opinions which by any provision hereof or thereof are specifically required to be furnished to Beneficiary, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Mortgage and the other Loan Documents.

                         (ii)  In case an Event of Default known to
          Beneficiary has occurred and is continuing, the Trustees shall exercise the rights and powers vested in the Trustees by this Mortgage and the other Loan Documents with reasonable care.

                         (iii) No provision of this Mortgage shall be construed to relieve the Trustees from liability for their own negligence or willful misconduct, except that:

                         (A) Section 51(a) hereof shall not be construed to limit the effect of Section 51(b) hereof;

                         (B) The Trustees shall not be liable for any error of judgment made in good faith by an officer of the Trustees, unless it shall be proved that the Trustees were negligent in ascertaining the pertinent facts; and

                         (C)  The Trustees shall not be liable with
          respect to any action taken or omitted to be taken in good faith in accordance with the direction of Beneficiary relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Mortgage.

                         (iv)  Whether or not therein expressly so
          provided, every provision of this Mortgage relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this
          Section 51(b).

                         (v) No provision of this Mortgage shall require the Trustees to expend or risk their own funds or otherwise incur any personal financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

                    (b)  Intentionally Omitted.

                    (c)  Grantor covenants and agrees:

                         (i)  to reimburse each of Beneficiary
          (subject to Section 18) and the Trustees upon request for all reasonable out of pocket expenses, disbursements and advances incurred or made by it or them in accordance with any provision of this Mortgage (including reasonable expenses and disbursements of counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                         (ii)  to indemnify the Trustees for, and to
          hold each harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the enforcement of remedies hereunder including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder or thereunder (except any liability incurred by Trustee and the Trustee with negligence, willful misconduct or bad faith on its or their part).

     The obligations of Grantor under this Section 51(c) to compensate or indemnify the Trustees and to pay or reimburse the Trustees for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Mortgage. When the Trustees or Beneficiary incur expenses or render services after an occurrence of an Event of Default hereunder, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.

                    (d)  Intentionally Omitted.

                    (e)  Intentionally Omitted.

                 (f)  Grantor and Beneficiary intend that the
     relationship created under this Mortgage be solely that of mortgagor and mortgagee. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Grantor and Beneficiary.

               52. As to Property in Tennessee. Notwithstanding anything to the contrary elsewhere in this Mortgage, as to any property of the Trust Estate located in the State of Tennessee (the "Tennessee Property"):

                (a) This Mortgage shall be deemed to be and shall be construed as a deed of trust, enforceable in accordance with the applicable laws of the State of Tennessee, as well as an Indenture of Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents and reference throughout this instrument to this "Mortgage" shall mean, as appropriate, this "Deed of Trust, Indenture of Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents" and this "Deed of Trust" in its capacity as a Tennessee deed of trust. Nothing herein set forth shall limit the right of the Trustee to foreclosure this Deed of Trust as a deed of trust under Tennessee law, at the option of Beneficiary.

                 (b) The Tennessee Property shall be deemed to be, and hereby is, conveyed and transferred in trust only to the Trustee for the Tennessee Property. Grantor does hereby MORTGAGE, WARRANT, GRANT A SECURITY INTEREST IN, GRANT, BARGAIN, SELL, ALIENATE, RELEASE, CONFIRM, CONVEY, PLEDGE, ASSIGN, TRANSFER AND SET OVER to the Trustee, IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, the Tennessee Property, TO HAVE AND TO HOLD the same for the use and benefit of Beneficiary upon the terms and conditions set forth herein.

                 (c)  Intentionally Omitted.

                 (d) Other references to the "Beneficiary" in this Deed of Trust shall be interpreted to be references to Beneficiary, the Trustee, or both, as the context may require in light of the intent of the parties that this Deed of Trust, at Beneficiary's option, be construed as a Tennessee deed of trust. However, nothing herein is intended to limit the rights or powers of Beneficiary as set forth in this Deed of Trust, except only to the extent necessary to accomplish the purpose stated above.

                 (e) The Trustee may be removed and a successor trustee appointed by Beneficiary in accordance with Tennessee law.

                 (f) Upon the occurrence of an Event of Default, the Trustee, at the request of Beneficiary, shall sell the Tennessee Property or any part thereof at one or more public sales before the main door of the courthouse in the county in which the Land is located, to the highest bidder for cash, and in bar of the equity of redemption, the statutory right of redemption at any time codified in T.C.A. section 66-8-101 et seq., or elsewhere, homestead, dower, and all other statutory rights of redemption and any and all other rights and exemptions of every kind, all of which are hereby waived, in order to pay the Indebtedness, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees, after advertising the time, place, and terms of sale at least three (3) different times in some newspaper published in the county in which the Land is located, the first of which publications shall be at least twenty-one (21) days previous to said sale. At any such public sale, the Trustee may execute and deliver to the purchaser a conveyance of the Tennessee Property or any part thereof in fee simple. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Tennessee Property may be sold in its entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial
     Code of the State of Tennessee, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Tennessee Property is sole or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease, or other security instruments, Beneficiary at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Beneficiary may determine.

               Said sale may be adjourned by the Trustee, or his/her agent or successors, and reset at a later date without additional publication, provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date the sale is originally set.

                 (g) In case of a sale by the Trustee enforcing the provisions hereof, the Grantor waives and surrenders all right and equity of redemption, statutory right of redemption, or repurchase of said land and premises and all other related exemptions. THIS WAIVER IS GIVEN AS AN EXPRESS WAIVER OF THE RIGHTS AFFORDED BY T.C.A. section 66-8-101(3), AS AMENDED, AND

     ANY OTHER STATUTORY RIGHTS OF REDEMPTION AND IS INTENDED TO WAIVE ALL RIGHTS OF THE GRANTOR EXPRESSED THEREIN.

                 (h) In addition, to its other functions, this Deed of Trust shall constitute a security agreement and financing statement. For such purpose, the Grantor is deemed to be the debtor and Beneficiary is deemed to be the secured party, as those terms are used in the Tennessee Uniform Commercial Code; and their respective addresses are set forth herein. References in the Granting Clauses and in Section 10(b) hereof to numbered sections of the Uniform Commercial Code shall be deemed to refer to the corresponding sections of the Tennessee UCC being T.C.A. section 47-9-313, T.C.A.
     section 47-9-402 and T.C.A. section 44-9-501.

                 (i) Section 10(b) is amended by deleting the words "fixtures, equipment, and other property" appearing approximately in the eleventh (11th) line thereof and substituting therefor the following:

               "(i) that portion of the Trust Estate which constitutes personal property and (ii) all fixtures, equipment and other property that is".

               53.       Intentionally Omitted.

               54. Liability of Assignees of Beneficiary. No assignee of Beneficiary which is the trustee in a Securitization of the Loan (an "Assignee") shall have any personal liability, directly or indirectly, under or in connection with this Mortgage or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any liability being limited to the assets pledged as security pursuant to this Mortgage and Grantor hereby forever and irrevocably waives and releases any and all such personal liability. In addition, no Assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Properties or to which the Properties are now or hereafter subject. The limitation of liability provided in this Section 54 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any Assignee's negligence or willful misconduct (including any tortious act).

               55.  Securitization.

                (a) Sale of Note and Securitization. At the request of Beneficiary and, to the extent not already required to be provided by Grantor under this Mortgage, Grantor shall use reasonable efforts to satisfy the requirements of the Rating Agencies in connection with either (x) the sale of the Notes or participation therein or (y) the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Notes and this Mortgage, including:

                    (i)  subject to the terms of the Operating
     Agreements, provide such financial and other information with respect to the Property, Grantor and its Affiliates, the Manager (to the extent available) and any Tenants (to the extent available) of the Properties, (ii) provide business plans and budgets relating to the Properties and (iii) permit such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by Beneficiary or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"); provided, however, that no General Partner nor any constituent partner of Grantor nor any principal, Affiliate of Grantor or any other related Person shall be required to make any representations, warranties or covenants in connection with the Securitization, nor shall such Persons be liable for any representations, warranties or covenants made by Grantor and; further provided, that any such environmental reviews and reports and engineering reports shall be performed by reputable engineers that are licensed to practice in Tennessee and approved by Grantor;

                    (ii) cause counsel to render opinions of (x) with respect to the Properties and Grantor, a 10b-5 Opinion, which counsel and opinions shall be reasonably satisfactory to Beneficiary and the Rating Agencies; for the purposes hereof, the "10b-5 Opinion" shall mean an opinion or other written assurance of counsel reasonably acceptable to Beneficiary regarding the absence of any misstatement of a material fact, or the omission to state a material fact in the Disclosure Document provided by Grantor to Beneficiary in connection with the origination of the Loan and (y) a non-consolidation opinion in substantially the same form as such opinion delivered on the Closing Date. The 10b-5 Opinion shall be delivered within fifteen (15) Business Days of the request therefor made by the holder of the Notes; provided that the final draft of the Disclosure Document (as hereinafter defined) has been received by Grantor prior to the commencement of such fifteen (15) Business Day period.

                    (iii) make such representations and warranties consistent to those made by Grantor in this Mortgage as of the closing date of the Securitization subject to necessary updates with respect to the Properties, Grantor, and the Loan Documents and as may be reasonably requested by the Beneficiary or the Rating Agencies; and

                    (iv) execute such amendments to the Loan
     Documents and Grantor's organizational documents, as may be requested by the Rating Agencies in order to achieve the required rating to effect the Securitization, provided, that nothing contained in this subsection (iv) shall result in any adverse economic or other adverse impact on Grantor (as determined by Grantor in its reasonable discretion), and Beneficiary shall reimburse Grantor within thirty (30) days after written demand therefor for any out-of-pocket expenses incurred by Grantor as a result of or in connection with any attempted or successful Securitization, except that Grantor shall bear the fees and expenses of counsel in connection with a one-time delivery of the opinions referenced in Section 55(a)(ii).

               (b) Cooperation with Rating Agencies. In the event this Loan becomes an asset of a Securitization underwritten by Beneficiary or any of its Affiliates, Grantor shall use its reasonable efforts to cooperate to (i) gather any environmental information required by the Rating Agencies in connection with such a Securitization, (ii) at Beneficiary's request, meet with representatives of such Rating Agencies to discuss the business and operations of the Trust Estate, and (iii) cooperate with the reasonable requests of the Rating Agencies in connection with the foregoing; provided, that Beneficiary shall pay within 30 days after written demand therefor all out-of-pocket expenses incurred by Grantor in connection with compliance with the foregoing.

               (c) Securitization Financial Statements. Grantor covenants and agrees that, upon Beneficiary's written request therefor in connection with a Securitization in which this Mortgage is to be included as an asset, Grantor shall, at Grantor's sole cost and expense, deliver audited financial statements and related documentation prepared in compliance with Section 14 hereof by an independent certified public accountant that satisfy applicable federal securities law requirements for use in a Public Registration Statement (which may include up to three (3) years of historical audited financial statements). A "Public Registration Statement" shall mean a registration statement meeting the requirements of
     Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Notwithstanding anything contained in this subsection (c), Beneficiary shall reimburse Grantor within 30 days after written demand therefor for all costs relating to the delivery of financial statements and related documentation prepared in connection with this subsection
     (c) which are in excess of the costs of financial statements and related documentation which Grantor would otherwise incur pursuant to Section 14 hereof.

               (d) Securitization Indemnification. (i) Grantor understands that certain of the Provided Information and the information required to be delivered by Grantor hereunder (the "Required Records") may be included in disclosure documents in connection with the Securitization, including a preliminary and final prospectus or preliminary and final private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities Act, or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Grantor will cooperate with Beneficiary in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document by providing all current information pertaining to Grantor and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

               (ii) In connection with any Disclosure Documents,
     Grantor subject to Section 33 agrees to provide an indemnification certificate:

                    (A)  certifying that Grantor has carefully
               examined those portions of such Disclosure Document, pertaining to Grantor, the Properties and the Loan including applicable portions of the sections entitled "Special Considerations", "Description of the Mortgages", "Description of the Mortgage Loans and Mortgaged Property", "The Manager", "The Grantor", and such sections (and any other sections reasonably requested and pertaining to Grantor, the Property or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

                    (B) indemnifying Beneficiary and the Affiliates of Merrill Lynch, Pierce, Feiner & Smith Incorporated ("MLPFS"), that have filed the registration statement relating to the Securitization (the "Registration Statement") or, as applicable, that have distributed the offering memorandum with respect to the Securitization (the "Offering Memorandum"), each of their respective directors, each of their respective officers who have signed the Registration Statement or Offering Memorandum and each person or entity who controls MLPFS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "MLPFS Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Beneficiary or the MLPFS Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the applicable portions of such sections describing Grantor, the Property or the Loan that are furnished to Beneficiary in writing by Grantor in connection with the preparation of such portions of the Disclosure Documents, or arise out of or are based upon the omission or alleged omission to state in such portions a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading; and

                    (C) agreeing to reimburse Beneficiary and MLPFS for any legal or other expenses reasonably incurred by Beneficiary and MLPFS in connection with investigating or defending the Liabilities pursuant to Section 55(d)(iv).

                    (D) Grantor's Liability under this Section 55 (including, clauses (B) and (C) above) shall be limited to Liabilities which Beneficiary or the MLPFS Group incurs arising out of or based upon any such untrue statement or omission made (in such applicable portions of the Disclosure Documents described in clause (B) above) in the Disclosure Documents in reliance upon and in conformity with information furnished to Beneficiary in writing by Grantor in connection with the preparation of those portions of the Disclosure Documents pertaining to Grantor, the Property or the Loan.

               (iii)     Intentionally Omitted.

               (iv) Promptly after receipt by an indemnified party
     under this Section 55 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 55, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with
     counsel reasonably satisfactory to such indemnified party.   After
     notice from the indemnifying party to such indemnified party under this Section 55 the indemnifying party will not reimburse the indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of
     such indemnified party or parties.   The indemnifying party shall
     not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party. Any indemnification of the MLPFS Group pursuant to this Section 55(d) shall be subject to Grantor having had a reasonable opportunity to review and comment upon the relevant portions of any such Disclosure Document or filing under the Exchange Act. Grantor shall act promptly in connection with its review of and comment on the relevant portions of such documents or filings. The indemnified party shall cause its counsel to maintain accurate billing records for fees and disbursements for which such indemnified party is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which the indemnifying party is required hereunder to indemnify such
     indemnified party.   Grantor shall have no obligation to indemnify
     the MLPFS Group (including Beneficiary) for any Liabilities incurred as a result of (i) MLPFS Group's computational error or (ii) the inclusion of any erroneous or misleading information in any Disclosure Document, provided that Grantor or its counsel shall have previously indicated to the Person preparing such Disclosure Document or its counsel the erroneous or misleading nature of such information or the omission of material information, as the case may be.

               Notwithstanding the foregoing, Beneficiary and MLPFS acknowledge that any disclosure of information relating to the Properties shall be subject to the limitations and approvals as set forth in the Operating Agreements without limitation regarding the periods of review.

               (v)  In order to provide for just and equitable
     contribution in circumstances in which the indemnity agreement provided for in this Section 55 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Section 55, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any
     person who was not guilty of such fraudulent misrepresentation.   In
     determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
     (i) the MLPFS Group's (including Beneficiary's) and Grantor's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.
     Beneficiary shall and shall cause its Affiliates, including, MLPFS,
     (i) to effect any sales of the Notes in the secondary market or any Securitization in compliance with all applicable laws and regulations in each jurisdiction in which any of them offers, sells or delivers the Notes or securities in connection with any Securitization, and (ii) not to sell securities issued in connection therewith to any "employee benefit plan" (as defined in Section 3(3) of ERISA), which is subject to Title I of ERISA, or any "plan" (as defined in Section 4975(e)(1) of the Code) which is subject to
     Section 4975 of the Code, or to any entity which would be purchasing such securities with the assets of any such employee benefit plan or plans unless such sale, and the holding of such securities by such employee benefit plan or plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

               (e) Certain Limitations. Notwithstanding anything to the contrary contained herein, Grantor shall have no obligation to act as a depositor with respect to the Loan or an issuer or registrant with respect to the securities issued in any Securitization. Nothing contained in the previous sentence shall prohibit Beneficiary from including the Loan in a privately-offered Securitization, in which the Loan represents 40% or more of the assets being securitized, provided that Lender complies with the provisions of this paragraph (e).

               (f) Reimbursement of Fees. Beneficiary shall pay or reimburse Grantor for any and all fees, costs and expenses relating to any Securitization , including, fees to the Rating Agencies and all third party costs (e.g., fees and expenses of any trustee or servicer and its counsel and underwriter's counsel and accountants) other than those fees, costs and expenses which are otherwise expressly the obligation of Grantor under this Mortgage. Whether or not any Securitization closes, Beneficiary shall at the direction of Grantor pay directly or reimburse Grantor for any reasonable out-of-pocket costs incurred by Grantor in connection with each such Securitization(including reasonable fees and disbursements of accountants and counsel) which are not otherwise required to be in-

     curred pursuant to the Loan Documents in connection with the Loan rather than pursuant to this Section 55, other than any costs in-

     curred in connection with the delivery by Grantor of a one-time 10b-5 opinion relating to the Property, Grantor or the Loan, or a one-time non-consolidation opinion as set forth in Section 54(a)(ii).
     In addition, Beneficiary shall not be liable for reimbursement of any costs incurred by Grantor as a result of Grantor's election to restructure its ownership structure in connection with any Securitization.

               (g) Retention of Servicer. Beneficiary reserves the right to retain a servicer at no cost to Grantor to act as its agent hereunder with such powers as are specifically delegated to the servicer by Beneficiary, whether pursuant to the terms of this Mortgage, the Cash Collateral Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

               IN WITNESS WHEREOF, this Mortgage has been duly executed by Grantor on the date first hereinabove written.

                                    "GRANTOR"

     Signed and acknowledged in     RIVERGATE MALL LIMITED
     the presence of:               PARTNERSHIP, a Delaware limited
                                    partnership

    /s/  Baron Bond                 By: Rivergate Mall, Inc.
    ----------------------------
     Print Name: Baron Bond

     /s/  Erin Markott                 By:  /s/ Stephen D. Lebovitz
    ----------------------------            --------------------------
     Print Name: Erin Markott          Name: Stephen D. Lebovitz
                                       Title: Executive Vice President




                                    "GRANTOR"

     Signed and acknowledged in     THE VILLAGE AT RIVERGATE
     the presence of:               LIMITED PARTNERSHIP, a Delaware
                                    limited partnership

                                    By: The Village at Rivergate, Inc.
    /s/ Baron Bond
    ---------------------------
     Print Name:  Baron Bond

     /s/ Erin Markott
    ---------------------------        By: /s/ Stephen D. Lebovitz
     Print Name: Erin Markott             ----------------------------
                                          Name: Stephen D. Lebovitz
                                          Title: Executive Vice President


                                    "GRANTOR"


     Signed and acknowledged in     HICKORY HOLLOW MALL LIMITED
     the presence of:               PARTNERSHIP, a Delaware limited
                                    partnership

    /s/  Baron Bond                 By: Hickory Hollow Mall, Inc.
    ----------------------------
    Print Name: Baron Bond

     /s/  Erin Markott                 By:  /s/ Stephen D. Lebovitz
    ----------------------------            --------------------------
     Print Name: Erin Markott          Name: Stephen D. Lebovitz
                                       Title: Executive Vice President




                                    "GRANTOR"

     Signed and acknowledged in     THE COURTYARD AT HICKORY HOLLOW
     the presence of:               LIMITED PARTNERSHIP, a Delaware
                                    limited partnership

                                    By: Hickory Hollow Courtyard, Inc.
    /s/ Baron Bond
    ---------------------------
     Print Name:  Baron Bond

     /s/ Erin Markott
    ---------------------------        By: /s/ Stephen D. Lebovitz
     Print Name: Erin Markott             ----------------------------
                                          Name: Stephen D. Lebovitz
                                          Title: Executive Vice President

     STATE OF NEW YORK        )
                              ) ss.
     COUNTY OF__ New York___  )

               On this __30th__ day of __June__, 1998, before me, the undersigned Notary Public in and for said County and State appeared __Stephen D. Lebovitz___, personally known to me and, upon oath, did depose and say that he resides at __c/o 6148 Lee Highway, Suite 300, Chattanooga, TN 37421___, that he is the __Executive Vice___President of Rivergate Mall, Inc., a Delaware corporation (the "Corporation"), the general partner of Rivergate Mall Limited Partnership, a Delaware limited partnership, and that as such officer, being duly authorized to do so pursuant to its by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument on behalf of the Corporation for the purposes therein contained, by signing the name of the Corporation on behalf of the Corporation by himself as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said Corporation in its capacity as general partner, in its capacity as general partner.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   /s/ Janine Howard
                                   --------------------------
                                   Notary Public



     NOTARIAL SEAL                 My Commission Expires:

                                    January 20, 2000
                                   -------------------------------

     STATE OF NEW YORK        )
                              ) ss.
     COUNTY OF__ New York___  )

               On this __30th__ day of __June__, 1998, before me, the undersigned Notary Public in and for said County and State appeared __Stephen D. Lebovitz___, personally known to me and, upon oath, did depose and say that he resides at __c/o 6148 Lee Highway, Suite 300, Chattanooga, TN 37421___, that he is the __Executive Vice___President of The Village at Rivergate, Inc., a Delaware corporation (the "Corporation"), the general partner of The Village at Rivergate
     Limited Partnership, a Delaware limited partnership, and that as such officer, being duly authorized to do so pursuant to its by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument on behalf of the Corporation for the purposes therein contained, by signing the name of the Corporation on behalf of the Corporation by himself as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said
     Corporation in its capacity as general partner, in its capacity as general partner.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   /s/ Janine Howard
                                   --------------------------
                                   Notary Public



     NOTARIAL SEAL                 My Commission Expires:

                                    January 20, 2000
                                   -------------------------------

     STATE OF NEW YORK        )
                              ) ss.
     COUNTY OF__ New York___  )

               On this __30th__ day of __June__, 1998, before me, the undersigned Notary Public in and for said County and State appeared __Stephen D. Lebovitz___, personally known to me and, upon oath, did depose and say that he resides at __c/o 6148 Lee Highway, Suite 300, Chattanooga, TN 37421___, that he is the __Executive Vice___President of Hickory Hollow Mall, Inc., a Delaware corporation (the "Corporation"), the general partner of Hickory Hollow Mall Limited Partnership, a Delaware limited partnership, and that as such officer, being duly authorized to do so pursuant to its by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument on behalf of the Corporation for the purposes therein contained, by signing the name of the Corporation on behalf of the Corporation by himself as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said Corporation in its capacity as general partner, in its capacity as general partner.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   /s/ Janine Howard
                                   --------------------------
                                   Notary Public



     NOTARIAL SEAL                 My Commission Expires:

                                    January 20, 2000
                                   -------------------------------

     STATE OF NEW YORK        )
                              ) ss.
     COUNTY OF__ New York___  )

               On this __30th__ day of __June__, 1998, before me, the undersigned Notary Public in and for said County and State appeared __Stephen D. Lebovitz___, personally known to me and, upon oath, did depose and say that he resides at __c/o 6148 Lee Highway, Suite 300, Chattanooga, TN 37421___, that he is the __Executive Vice___President of Hickory Hollow Courtyard, Inc., a Delaware corporation (the "Corporation"), the general partner of The Courtyard at Hickory
     Hollow Limited Partnership, a Delaware limited partnership, and that as such officer, being duly authorized to do so pursuant to its by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument on behalf of the Corporation for the purposes therein contained, by signing the name of the Corporation on behalf of the Corporation by himself as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said
     Corporation in its capacity as general partner, in its capacity as general partner.

               IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                   /s/ Janine Howard
                                   --------------------------
                                   Notary Public



     NOTARIAL SEAL                 My Commission Expires:

                                    January 20, 2000
                                   -------------------------------

                                EXHIBIT A1-A4

                       Legal Description of Properties

                                  EXHIBIT B

                            Environmental Reports

     The following reports dated June 5, 1998 made by Centrum Engineers:

     1.  Property Condition Assessment - Rivergate Mall.

     2.  Property Condition Assessment - Village at Rivergate.

     3.  Property Condition Assessment - Hickory Hollow Mall.

     4.  Property Condition Assessment - Courtyard at Hickory Hollow.

     5.  Phase I Environmental Site Assessment - Village at Rivergate.

     6.  Phase I Environmental Site Assessment - Courtyard at Hickory Hollow.

     7.  Phase I Environmental Site Assessment - Hickory Hollow Mall.

     8.  Phase I Environmental Site Assessment - Rivergate Mall.

                                  EXHIBIT C

                        SUBORDINATION, NONDISTURBANCE
                          AND ATTORNMENT AGREEMENT

          This Agreement is entered into as of ____________,
     [199__], by and between ___________________, a _________________
     ("Tenant"), and               ("Trustee").

                       W I T N E S S E T H:

          A. __________ ("Landlord") has executed and delivered a Class A Mortgage Note, dated as of ______, 1998 and a Class B Mortgage Note dated as of ____________, 1998 (collectively the "Note").

          B.  The Note is held by the Trustee and is secured in
     part by an Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits dated as of ______, 1998, among Landlord, as grantor, Lawyers Title Insurance Corporation, as trustee, and
     Trustee, as beneficiary (as amended or modified, the "Mortgage"), which Mortgage is recorded at Book __, Page __ of the Official
     Records of ________ County, ________, and covers certain real property
     which is commonly known as         in        , ________ (the
     "Project") and more particularly described on Exhibit A attached hereto and made a part hereof.

          C. Tenant is entering into a lease with Landlord, dated ____________, 19__, pursuant to which Tenant will let certain premises at the Project (the "Lease").

          D.  Pursuant to Article [   ] of the Lease, Tenant is
     required to enter into this Agreement, and upon execution by Trustee and Tenant, the Tenant's leasehold interest in the Project will be subordinate to the interest of Trustee under the Mortgage.

          NOW THEREFORE, the parties hereto mutually agree as follows:

          1. Subordination. The Lease shall be subject and subordinate in all respects to the Mortgage, and to any and all advances to be made thereunder and all renewals, modifications, consolidations, replacements and extensions thereof.

          2. Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default of any of its obligations and covenants pursuant to the Lease beyond any applicable grace periods thereunder, Trustee agrees for itself and its successors in interest and for any purchaser of the Project upon a foreclosure of the Mortgage, that Tenant's possession of the premises as described in the Lease and Tenant's other rights under the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or said premises may be expanded as specified in the Lease, and that the successor in interest to the rights and obligations of the Landlord under the Lease will abide by the provisions of the Lease, notwithstanding any other provisions in the Mortgage. For purposes of this paragraph, a foreclosure shall include a sheriff's or trustee's sale under the power of sale contained in the Mortgage and any other transfer of the Landlord's interest in the Project under peril of foreclosure, including without limitation the generality of the foregoing, an assignment or sale in lieu of foreclosure.

          3. Attornment. Subject (i) to Landlord's successor in interest's full compliance with the conditions relating to nondisturbance as set forth in Section 2 above and (ii) to the performance by the same of all obligations of the Landlord under the Lease with respect to obligations arising and accrued from and after the date that said successor in interest acquires its interest in the Project, Tenant agrees to attorn to, accept and recognize said successor in interest as the landlord under the Lease for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Trustee or the purchaser at any foreclosure sale or any other successor to Landlord, as the case may be, any reasonable instrument which may be necessary or appropriate to such successor landlord to evidence such attornment.

          4. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that Trustee or any receiver, purchaser or successor landlord shall not be:

          (a) liable for any act, omission, negligence or default of any prior landlord; provided, however, that such successor landlord shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease from and after the date that it takes title to the Project; or

          (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord except those permitted under the Mortgage; or

          (c)  bound by any rent or additional rent which is pay-

     able on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord.

     Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Project.

          5.  Successors.  The obligations and rights of the par-

     ties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

          IN WITNESS WHEREOF, the parties have executed and deliv-

     ered this Agreement in _____________, ____________ County,
     , as of the date set forth above.


                    TRUSTEE:

                     _____________________,
                    as Trustee


                    By:____________________


                    [TENANT]:


                    By:
                       ___________________

                            EXHIBIT D

                         FORM OF RENT ROLL

                             EXHIBIT E

                       FORM OF SALES REPORT

                                 SCHEDULE 1

                           Allocated Loan Amounts

     Property                                 Allocated Loan Amount

     Hickory Hollow Mall                              $96,517,364

     Rivergate Mall                                   $78,004,722

     Courtyard at Hickory Hollow                      $ 4,493,360

     Village at Rivergate                             $ 3,684,555

                                 SCHEDULE 2

                            Operating Agreements

     A.   Hickory Hollow Mall:

     1. Deed of Declaration dated November 24, 1976, executed by Hickory Hollow Associates, a joint venture comprised of Hickory Hollow Mall, Inc. and Intereal Company; as amended by First Amendment to Deed of Declaration dated as of January 24, 1978, executed by Hickory Hollow Associates, Sears, Roebuck And Co., Alstores Realty Corporation, The Cain-Sloan Company, Mercantile Properties, Inc., The Castner-Knott Dry Goods Co., and Intereal Company; as further amended by Second Amendment to Deed of Declaration dated as of August 1, 1978, executed by Hickory Hollow Associates, Sears, Roebuck And Co., Alstores Realty Corporation, The Cain-Sloan Company, Mercantile Properties, Inc., The Castner-Knott Dry Goods Co., and Intereal Company; and as further amended by Third Amendment to Deed of Declaration dated as of May 21, 1991, executed by Nashland Associates, Sears, Roebuck And Co., Dillard Department Stores, Inc., Cain-Sloan, Inc., Mercantile Properties, Inc., the Castner-Knott Dry Goods Co., J.C. Penney Properties, Inc., J.C. Penney Company, Inc., with consent pages attached thereto.

     2. Operating Agreement dated as of December 17, 1976 executed by Hickory Hollow Associates, Sears, Roebuck And Co., Alstores Realty Corporation, The Cain-Sloan Company, Mercantile Properties, Inc., and The Castner-Knott Dry Goods Co.; as amended by First Amendment to Operating Agreement dated as of August 1, 1978 executed by Hickory Hollow Associates, Sears, Roebuck And Co., Alstores Realty Corporation, The Cain-Sloan Company, Mercantile Properties, Inc., The Castner-Knott Dry Goods Co., J.C. Penney Properties, Inc., J.C. Penney Company, Inc., and Intereal Company; as further amended by Second Amendment to Operating Agreement dated of May 21, 1991, executed by Nashland Associates, Sears, Roebuck And Co., Dillard Department Stores, Inc., Cain-Sloan Inc., Mercantile Properties, Inc., The Castner-Knott Dry Goods Co., J.C. Penney Properties, Inc., J.C. Penney Company, Inc., with consent pages attached thereto.

     3. Supplemental Operating Agreement dated December 17, 1976, executed by Hickory Hollow Associates and Sears, Roebuck And Co.; as amended by First Amendment to Supplemental Operating Agreement dated August 1, 1978, executed by Hickory Hollow Associates and Sears, Roebuck And Co.

     4. Supplemental Operating Agreement dated December 17, 1976, executed by Hickory Hollow Associates, Alstores Realty Corporation and The Cain-Sloan Company; as amended by First Amendment to Supplemental Operating Agreement dated August 1, 1978, executed by Hickory Hollow Associates, Alstores Realty Corporation and The Cain-Sloan Company.

     5. Supplemental Operating Agreement dated August 1, 1978, executed by Hickory Hollow Associates, J.C. Penney Properties, Inc. and J.C. Penney Company, Inc.

     6. Supplemental Operating Agreement dated December 17, 1976, executed by Hickory Hollow Associates, Mercantile Properties, Inc., and The Castner-Knott Dry Goods Co.; as amended by First Amendment to Supplemental Operating Agreement dated August 1, 1978, executed by Hickory Hollow Associates, Mercantile Properties, Inc., and The Castner-Knott Dry Goods Co.

     B.   Rivergate Mall:

     1. Operating Agreement dated December 10, 1969, among Rivergate Associates - a joint venture comprised of Rivergate Mall, Inc. and Tennessee JV Corporation - J.C. Penney Company,
          Inc., Alstores Realty Corporation, Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; as amended by Amendment of Deed of Declaration and First Amendment of Operating Agreement dated December 22, 1970 among Rivergate Associates, J.C.
          Penney Properties, Inc., Alstores Realty Corporation, Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; as further assigned by an Assumption Agreement dated July 10, 1972, between J.C. Penney Properties, Inc. and Goodpenney
          Properties, Inc.; as further amended by a Term Agreement dated April 20, 1972, among Rivergate Associates, J.C. Penney Company, Inc., Alstores Realty Corporation, Cain-Sloan
          Company, and The Castner-Knott Dry Goods Co.; as amended by Second Amendment to Operating Agreement and Memorandum of Operating Agreement, among Rivergate Associates, J.C. Penney Properties, Inc., Alstores Realty Corpo-ration, The Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; and as amended by Third Amendment of Operating Agreement dated March 10, 1987, among Nashland Associates, J.C. Penney Company, Inc., Alstores Realty Corporation, The Cain-Sloan Company, and The Castner-Knott Dry Goods Co.

     2. Reciprocal Easement Agreement dated March 12, 1980, between Dayton-Hudson Corporation d/b/a Target Stores and Rivergate Associates; as amended by First Amendment to Reciprocal Easement Agreement dated March 10, 1987, executed by Nashland Associates and Dayton-Hudson Corporation d/b/a Target Stores.

     3. Deed of Declaration dated December 15, 1969, executed by Rivergate Associates; as amended by Amendment of Deed of Declaration and First Amendment of Operating Agreement dated December 22, 1970, executed by Rivergate Associates, J.C. Penney Properties, Inc., Alstores Realty Corporation, Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; by Second Amendment to Deed of Declaration dated February 1, 1977, executed by Rivergate Associates, Schnitzer-Penn Investment Co., Schnitzer-Goodpenn Properties, Corporate Property Investors, Howard Phipps and The Castner-Knott Dry Goods Co.; by Third Amendment to Deed of Declaration dated November 1, 1977, executed by Rivergate Associates, Schnitzer-Penn Investment Co., Schnitzer-Goodpenn Properties, Corporate Property Investors, Howard Phipps, and The Castner-Knott Dry Goods Co.; and by Fourth Amendment to Deed of Declaration dated March 10, 1987, executed by Nashland Associates, J.C. Penney Company, Inc., Alstores Realty Corporation, The Cain-Sloan Company, and The Castner-Knott Dry Goods Co..

     C.   Courtyard at Hickory Hollow:

     1. Deed of Declaration dated November 24, 1976, executed by Hickory Hollow Associates; as amended by First Amendment to Deed of Declaration dated as of January 24, 1978, executed by Hickory Hollow Associates, Sears, Roebuck And Co., Alstores Realty Corporation, The Cain-Sloan Company, Mercantile Properties, Inc., The Castner-Knott Dry Goods Co., and Intereal Company; as further amended by Second Amendment to Deed of Declaration dated as of August 1, 1978, executed by Hickory Hollow Associates, Sears, Roebuck And Co., Alstores Realty Corporation, The

          Cain-Sloan Company, Mercantile Properties, Inc., The Castner-Knott Dry Goods Co., and Intereal Company; and as further amended by Third Amendment to Deed of Declaration dated as of May 21, 1991, executed by Nashland Associates, Sears, Roebuck And Co., Dillard Department Stores, Inc., Cain-Sloan, Inc., Mercantile Properties, Inc., the Castner-Knott Dry Goods Co., J.C. Penney Properties, Inc., and J.C. Penney Company, Inc., with consent pages attached thereto.

     2. Declaration of Protective Covenants for Hickory Hollow dated March 10, 1977, executed by Hickory Hollow Associates; as amended by Amendment to Declaration of Protective Covenants for Hickory Hollow dated July 28, 1977, executed by Hickory Hollow Associates; as further amended by Second Amendment to Declaration of Protective Covenants for Hickory Hollow dated September 8, 1978, executed by Hickory Hollow Associates; as further amended by Restated and Amended Declaration of Protective Covenants for Hickory Hollow dated May 11, 1979, executed by Hickory Hollow Associates; as further amended by Amendment to Restated and Amended Declaration of Protective Covenants for Hickory Hollow dated September 4, 1981, executed by Hickory Hollow Associates; as further amended by Second Amendment to Restated and Amended Declaration of Protective Covenants for Hickory Hollow dated October 15, 1982, executed by Hickory Hollow Associates; as further amended by Third Amendment to Restated and Amended Declaration of Protective Covenants for Hickory Hollow dated February 15, 1983, executed by Hickory Hollow Associates; as further amended by Fourth Amendment to Restated and Amended Declaration of Protective Covenants for Hickory Hollow dated July 14, 1983, executed by Hickory Hollow Associates; and as further amended by Agreement dated as of June 7, 1984, executed by Hickory Hollow Associates and Nashland Associates.

     D.   Village at Rivergate

     1. Operating Agreement dated December 10, 1969, among Rivergate Associates - a joint venture comprised of Rivergate Mall, Inc. and Tennessee JV Corporation - J.C. Penney Company, Inc., Alstores Realty Corporation, Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; as amended by Amendment of Deed of Declaration and First Amendment of Operating Agreement dated December 22, 1970 among Rivergate Associates, J.C. Penney Properties, Inc., Alstores Realty Corporation, Cain-Sloan Com-pany, and The Castner-Knott Dry Goods Co.; as further assigned by an Assumption Agreement dated July 10, 1972, between J.C. Penney Properties, Inc. and Goodpenney Properties, Inc.; as further amended by a Term Agreement dated April 20, 1972, among Rivergate Associates, J.C. Penney Company, Inc., Alstores Realty Corporation, Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; as amended by Second Amendment to Operating Agreement and Memorandum of Operating Agreement, among Rivergate Associates, J.C. Penney Properties, Inc., Alstores Realty Corporation, The Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; and as amended by Third Amendment of Operating Agreement dated March 10, 1987, among Nashland Associates, J.C. Penney Company, Inc., Alstores Realty Corporation, The Cain-Sloan Company, and The Castner-Knott Dry Goods Co.

     2. Reciprocal Easement Agreement dated March 12, 1980, between Dayton-Hudson Corporation d/b/a Target Stores and Rivergate Associates, as amended by First Amendment to Reciprocal Easement Agreement dated March 10, 1987, executed by Nashland Associates and Dayton-Hudson Corporation d/b/a Target Stores.

     3. Deed of Declaration dated December 15, 1969, executed by Rivergate Associates; as amended by Amendment of Deed of Declaration and First Amendment of Operating Agreement dated December 22, 1970, executed by Rivergate Associates, J.C. Penney Properties, Inc., Alstores Realty Corporation, Cain-Sloan Company, and The Castner-Knott Dry Goods Co.; by Second Amendment to Deed of Declaration dated February 1, 1977, executed by Rivergate Associates, Schnitzer-Penn Investment Co., Schnitzer-Goodpenn Properties, Corporate Property Investors, Howard Phipps and The Castner-Knott Dry Goods Co.; by Third Amendment to Deed of Declaration dated November 1, 1977, executed by Rivergate Associates, Schnitzer-Penn Investment Co., Schnitzer-Goodpenn Properties, Corporate Property Investors, Howard Phipps, and The Castner-Knott Dry Goods Co.; and by Fourth Amendment to Deed of Declaration dated March 10, 1987, executed by Nashland Associates, J.C. Penney Company, Inc., Alstores Realty Corporation, The Cain-Sloan Company, and The Castner-Knott Dry Goods Co..

                            SCHEDULE 3

                      Deferred Maintenance Items

                           Not applicable.

                            SCHEDULE 4

                        Special Assessments

                               None.